EXHIBIT 4.11

                                OPTION AGREEMENT

                                 BY AND BETWEEN

                               HALO RESOURCES LTD.
                                       AND
                                  GOLDCORP INC.

                                      DATED

                                  JUNE 20, 2006




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THIS OPTION AGREEMENT dated as of the 20th day of June, 2006.

BETWEEN:

                  GOLDCORP INC.
                  a corporation duly existing under the laws of the Province of Ontario

                  ("Goldcorp")

                                                               OF THE FIRST PART

                  - and -

                  HALO RESOURCES LTD.
                  a corporation duly continued under the laws of the Province of British Columbia

                  ("Halo")

                                                              OF THE SECOND PART

WHEREAS:

A. Goldcorp is the recorded and beneficial owner of a 100% interest in and to certain unpatented mining claims and the registered and beneficial owner of a l00% interest in and to certain leasehold mining claims located in the Red Lake District of Ontario, as such unpatented and leasehold mining claims are more particularly described in Schedule "A" attached hereto (collectively, save and except for the Seventy-Five % Claims (as defined below), the "Unpatented Property");

B. Goldcorp has agreed to grant Halo an exclusive option (the "Unpatented Option") to acquire an undivided 60% recorded or registered and beneficial interest in and to the Unpatented Property in accordance with and subject to the terms and conditions hereinafter set forth;

C. Goldcorp is the registered and beneficial owner of a 75% interest in and to leasehold patent mining claims KRL47707 and KRL47708 (the "Seventy-Five % Claims") as such leasehold patent mining claims are described in Schedule "A" attached hereto;

D. Goldcorp has agreed to grant to Halo an exclusive option (the "Seventy-Five % Claims Option") to acquire an undivided 45% registered and beneficial interest in and to the Seventy-Five % Claims in accordance with and subject to the terms and conditions hereinafter set forth;

E. Goldcorp is the registered and beneficial owner of a 50% interest in and to certain patented mining claims located in the Red Lake District of Ontario, as such patented mining claims are more particularly described in Schedule "A1" attached hereto (collectively the "Patented Property");

F. Goldcorp has agreed to grant Halo an exclusive option (the "Patented Option") to acquire an undivided 30% registered and beneficial interest in and to the Patented Property in accordance with and subject to the terms and conditions hereinafter set forth; and


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G.       The  Unpatented  Property,  the  Seventy-Five % Claims and the Patented
         Property are sometimes hereinafter referred to collectively as the "Property" and the Unpatented Option, the Seventy-Five % Claims Option and the Patented Option are sometime collectively referred to as the "Option".

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, conditions and premises herein contained, the sum of Two Dollars now paid by each of the Parties (as hereinafter defined) to the other and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the Parties) the Parties do hereby covenant and agree as follows:

1.       DEFINITIONS

1.1      DEFINITIONS. In this Agreement:

         "this Agreement", "herein", "hereby", "hereof", "hereunder" and similar expressions shall mean or refer to this Agreement and all schedules hereto and any and all written agreements or instruments supplemental or ancillary hereto and the expression "section" followed by a number means and refers to the specified section of this Agreement.

         "Agents"  shall  mean  consultants   (including   financial  advisors),
         servants, employees, agents, workmen, contractors and subcontractors.

         "Back-in Right" shall have the meaning set forth in section 6.3.

         "Development" shall mean all preparation for the removal and recovery of minerals from the Property.

         "Earn-In Date" shall have the meaning set forth in section 6.1.

         "Effective Date" shall mean the date of this Agreement set forth on the first page hereof.

         "Encumbrances" shall mean any and all mortgages, pledges, security interests, liens, charges, encumbrances, contractual obligations and rights and claims of others, whether recorded or unrecorded, registered or unregistered.

         "Excess Expenditures" shall have the meaning set forth in section 5.1.

         "Expenditures" shall mean all expenditures, expenses, obligations and liabilities of whatever kind or nature reasonably spent or incurred by Halo in doing Work on the Property from and after the Effective Date, including for greater certainty and without limitation, expenses paid for or incurred in connection with any program of surface or underground prospecting, exploring, geological, geophysical and geochemical surveying, diamond drilling, drifting, raising and other


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         underground  work,  assaying,   metallurgical  testing,   environmental
         studies, submissions to any Governmental Authority and other agencies with respect to all required production and other permits, licenses and approvals, moneys expended in keeping the Property and the title
         thereto  in  good  standing,   and  moneys  expended  in  acquiring  or
         constructing facilities and in developing and mining the Property and all field costs incurred by employees and Agents with respect to Work conducted on the Property together with all administrative and overhead costs directly incurred by the Operator and relating directly to the administration of the Property or Work done on the Property, provided that in no event shall such administrative and overhead costs exceed seven and one half percent (7.5%) of all other Expenditures directly related to the Property or Work done on the Property and directly incurred or performed by Halo, or seven and one half percent (7.5%) of the contract price in respect of all other Expenditures directly related to the Property or Work done on the Property performed by any agent, contractor or subcontractor of Halo, and provided always that in no event shall such costs include non-project related overhead or legal or other consultants' fees related to the negotiation (including the conduct of due diligence) execution and delivery of this Agreement.

         "Expenditure Date" means each date upon which Expenditures must have been incurred as provided in the schedule set out in section 4.1.

         "Exploration" shall mean all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of minerals on the Property.

         "Governmental Authority" means any federal, provincial, municipal or other governmental department, commission, board, bureau, agency, government-owned corporation or instrumentality, or any court.

         "Joint Venture Agreement" shall mean the joint venture agreement in the form set forth in Schedule "B" attached hereto, which agreement shall be executed and delivered by the Parties upon the due exercise of the Option.

         "Losses" shall mean actual losses, liabilities, damages, injuries, costs or expenses.

         "Operator" shall mean Halo.

         "Option" shall have the meaning set forth in the recitals to this Agreement.

         "Option Period" shall mean the period during which the Option is in full force and effect as provided herein.

         "Option Shares" shall have the meaning set forth in section 6.3.

         "Party" shall mean Halo or Goldcorp, as the case may be.

         "Permitted Encumbrances" means any Encumbrance in respect of the Property constituted by the following:

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                                     - 4 -



                  (a) inchoate or statutory liens for taxes not at the time overdue;

                  (b) inchoate or statutory liens for overdue taxes or utilities, the validity of which is being contested in good faith but only for so long as such contestation effectively postpones enforcement of any such liens or taxes;

                  (c)      security   given   to  a   public   utility   or  any
                           Governmental Authority when required in the ordinary course of business;

                  (d) any reservations or exceptions contained in the original grants of land and the terms of any lease in respect of any real property comprising the Property;

                  (e) minor discrepancies in the legal description of the Property or any adjoining real property which would be disclosed in an up-to-date survey and any registered easements and registered restrictions or covenants that run with the land which do not materially detract from the value of, or materially impair the use of, or affect the right to transfer, the Property; and

                  (f) rights of way for or reservations or rights of others for, sewers, water lines, gas lines, electric lines, telegraph and telephone lines, and other similar utilities, or zoning by-laws, ordinances or other restrictions as to the use of real property, which do not in the aggregate materially detract from the value of, or materially impair the use of, or affect the right to transfer, the Property;

         "Person" shall mean any natural person, partnership, company, corporation, unincorporated association, Governmental Authority or other agency, trust, trustee or other entity howsoever designated or constituted.

         "Prime Rate" shall mean the  interest  rate quoted from time to time as
         "Prime"  by  The   Toronto-Dominion   Bank  to  its  most  creditworthy
         customers.

         "Property" shall have the meaning ascribed thereto in the preambles to this Agreement.

         "Work" means Exploration, Development or other mining and milling work performed exclusively on or directly in relation to the Property.

2.       SCHEDULES, GENDER AND CANADIAN DOLLARS

2.1 SCHEDULES. The following are the schedules attached to and incorporated in this Agreement by reference and deemed to be a part hereof:

                  Schedule "A"      -        Description   of   the   Unpatented
                                             Property  and  the  Seventy-Five  %
                                             Claims

                  Schedule "A1"     -        Description    of   the    Patented
                                             Property

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                                     - 5 -


                  Schedule "B"      -        Joint Venture Agreement

                  Schedule "C"      -        Rules for Arbitration

2.2 GENDER AND EXTENDED MEANINGS. In this Agreement all words and personal pronouns relating thereto shall be read and construed as the number and gender of the Party or parties referred to in each case require and the verb shall be construed as agreeing with the required word and pronoun. In this Agreement words importing the singular number include the plural and vice versa.

2.3 CANADIAN DOLLARS. All references to currency in this Agreement, including "dollars" and "$", are in Canadian funds.

2.4 BUSINESS DAYS. All references in this Agreement to business days are to days excluding Saturdays, Sundays and banking or statutory holidays in the Province of Ontario.

2.5 PERIOD OF TIME. When calculating the period of time within which or following which any act is to be done or step is to be taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next business day. Time is of the essence of this Agreement.

2.6 SECTION HEADINGS. The section and other headings contained in this Agreement or in the Schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

3.       REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATION AND WARRANTIES OF THE PARTIES. Each of the Parties hereby represents and warrants to the other as follows and acknowledges that the other Party is relying on such representations and warranties in entering into this Agreement:

         (a) It is a company duly existing under the laws of its governing jurisdiction and it is duly organized and validly subsisting under such laws.

         (b) It has full corporate power and authority to carry on its business and to enter into this Agreement and to carry out and perform all of its obligations and duties hereunder.

         (c) It has duly obtained all corporate and regulatory authorizations for the execution, delivery and performance of this Agreement and, except as expressly set out in this Agreement, such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any covenants or agreements contained in or constitute a default under or result in the creation of any Encumbrance under the provisions of its constating documents or any shareholders' or directors' resolution or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound and does not contravene any applicable laws.



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                                     - 6 -


         (d) This Agreement has been duly executed and delivered by it and is valid, binding and enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of a court.

         (e) There is no Person acting or purporting to act at its request who is entitled to any brokerage or finders fee in connection with the transactions contemplated herein.

         (f) It has not committed an act of bankruptcy, is not insolvent, has not proposed a compromising arrangement to its creditors generally, has not had any petition for a receiving order in bankruptcy filed against it, has not made a voluntary assignment in bankruptcy, has not taken any proceedings with respect to a compromise or arrangement, has not taken any proceeding to have itself declared bankrupt or wound-up, has not taken any proceeding to have a receiver appointed of any part of its assets, has not had any encumbrancer take possession of any of its property and has not had any execution or distress become enforceable or become levied upon any of its property.

3.2 REPRESENTATIONS AND WARRANTIES OF GOLDCORP. Goldcorp hereby represents and warrants to Halo as follows and acknowledges that Halo is relying on such representations and warranties in entering into this Agreement:

         (a) Goldcorp is the holder of record and is the beneficial holder of a 100% undivided interest in and to those unpatented mining claims forming part of the Unpatented Property, is the registered owner of record and is the beneficial holder of a 100% undivided interest in and to those leasehold mining claims forming part of the Unpatented Property and is the registered owner of record and is the beneficial holder of a 75% interest in and to the Seventy-Five % Claims, with good and marketable (to the extent permitted by applicable laws) title thereto, and is a registered owner and is a beneficial holder of an undivided 50% interest in and to the Patented Property, with good and marketable title thereto, all free and clear of any and all Encumbrances, other than Permitted Encumbrances.

         (b) There are no other agreements, adverse interests or options to acquire or purchase the Unpatented Property, Goldcorp's 75% interest in and to the Seventy-Five % Claims or Goldcorp's 50% interest in and to the Patented Property, or any portion thereof. Save for the terms of the leasehold patents related to those leased mining claims forming part of the Unpatented Property and the Seventy-Five % Claims and save for the rights of the other 50% owner of the Patented Property in and to the Patented Property and the other 25% owner of the Seventy-Five % Claims in and to the Seventy-Five % Claims, no Person has any proprietary or possessory interest in or to the Property other than Goldcorp and, save for the terms of the leasehold patents related to those leased mining claims forming part of the Unpatented Property and the Seventy-Five % Claims and save for the rights of the other 50% owner of the Patented Property in and to the Patented property and the other 25% owner of the


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                                     - 7 -



                  Seventy-Five % Claims in and to the Seventy-Five % Claims, no Person is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, metals or concentrates or any other such products removed or produced from the Property.

         (c) The title to the Unpatented Property (including all leases related thereto), the 75% interest of Goldcorp in and to the Seventy-Five % Claims (including Goldcorp's 75% interest in and to the leases related thereto) and the 50% interest of Goldcorp in and to the Patented Property, are in good standing and the condition of the Property is in material compliance with all applicable laws, regulations and orders of all Governmental Authorities having jurisdiction, including in respect of any material environmental liability related to or arising out of the Property.

         (d) To the best of its knowledge, there are no outstanding, pending or threatened, actions, suits or claims affecting or in respect of the Unpatented Property, Goldcorp's 75% interest in and to the Seventy-Five % Claims or Goldcorp's 50% interest in and to the Patented Property, or any part thereof.

         (e) To the best of its knowledge, Goldcorp has made available to Halo all material information in its possession or control relating to the Property as contemplated in section 7.1. Such deliveries are for the information and convenience of Halo only and Goldcorp does not represent the accuracy or completeness of such deliveries and shall not be liable for any errors or omissions with respect thereto or contained therein.

3.3 REPRESENTATIONS AND WARRANTIES OF HALO. Halo hereby represents and warrants to Goldcorp, and acknowledges that Goldcorp is relying on such representations and warranties in entering into this Agreement;

         (a) Halo is, and has not received any notice from any Governmental Authority advising it that it is not or will not be, authorized, permitted or licensed to conduct business in the Province of Ontario and to perform such operations or obligations within the jurisdiction of each Governmental Authority having jurisdiction of the nature and scope of the operations and obligations to be performed by Halo pursuant to and in accordance with the terms of this Agreement and the Joint Venture Agreement;

         (b) The outstanding common shares of Halo are listed and posted for trading on the TSX Venture Exchange; and

         (c)      Halo  has  obtained   regulatory  and  TSX  Venture   Exchange
                  conditional pre-approval of the issuance and delivery of the Option Shares in accordance with the terms of this Agreement.

3.4      REPRESENTATIONS AND WARRANTIES AS CONDITIONS. Each Party:

         (a) Acknowledges and agrees that the other Party is entering into this Agreement relying upon the representations and warranties made by it herein and the correctness of each such



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                                     - 8 -


                  representation and warranty is a condition upon which such other Party is relying upon entering into this Agreement, each of which conditions or breach thereof may be waived in whole or in part solely by such other Party in writing without prejudice to its rights in respect of any other breach of such conditions and all such representations and warranties shall survive the execution, delivery and termination of this Agreement and the completion of the transactions contemplated hereby for a period of one year from the Effective Date notwithstanding any independent investigations either Party has made or may make.

         (b) Agrees to indemnify and hold harmless the other Party from all Losses actually incurred by such other Party in connection with a breach of any representation or warranty made by it and contained herein.

4.       GRANT OF OPTION

4.1 GRANT. In consideration of the covenants and agreements of Halo set forth herein, Goldcorp does hereby give and grant the Option to Halo. In order to maintain the Option in good standing, Halo shall perform an exploration program on the Property at the following minimum expenditures per year on or before the annual date set out below (on a non-cumulative basis):

         -----------------------------------------------------------------------
                  YEAR OF TERM AND                    MINIMUM EXPENDITURE AMOUNT
                  EXPENDITURE DATE                        (CANADIAN DOLLARS)
         -----------------------------------------------------------------------

         Year 1 - on or before December 31, 2006            Cdn $750,000.00
         -----------------------------------------------------------------------
         Year 2 - on or before December 31, 2007           Cdn $1,000,000.00
         -----------------------------------------------------------------------
         Year 3 - on or before December 31, 2008           Cdn $1,250,000.00
         -----------------------------------------------------------------------


The first Cdn.$750,000.00 of expenditures shall be committed and Halo shall not be entitled to terminate the Option prior to incurring Cdn.$750,000.00 worth of Exploration Expenditures in respect of the Property. For greater certainty, Halo shall during the Option Period incur such Expenditures and perform such Work and pay Goldcorp's proportionate share of any taxes, rents or assessments payable as may be necessary in order to keep the Property in good standing during the Option Period, and such expenditures, payments or Work shall be credited against Halo's commitment to incur Expenditures pursuant to this section 4.1. Halo and Goldcorp each acknowledge and agree that extraneous circumstances may make it difficult for Halo to fully expend the Expenditure amounts for each of Year 1 and Year 2 before the requisite Expenditure Date. Goldcorp agrees that the requirement to spend such Expenditure amounts may be carried into the subsequent year, provided that (i) Halo uses, and Halo hereby agrees to use, reasonable commercial efforts to expend the scheduled Expenditure amounts in the scheduled year and (ii) in order to exercise the Option, Halo must expend a minimum of $3,000,000 of Expenditures on or before December 31, 2008 as contemplated in section 6.1.


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                                     - 9 -


4.2 OPTION PERIOD. The Option shall commence on the Effective Date and shall terminate on December 31, 2008 (the "Option Period") unless exercised or otherwise terminated, in accordance with the terms of this Agreement.

5.       EXPENDITURES

5.1 EXCESS EXPENDITURES. Expenditures actually incurred exceeding the Expenditures required from time to time to maintain the Option in good standing in any period (the "Excess Expenditures") shall be carried forward and credited to future Expenditure requirements of Halo in subsequent periods. Any excess Expenditures as at the Earn-In-Date shall be carried forward and credited under the Joint Venture Agreement.

5.2 OBLIGATIONS OF HALO. Subject to the firm obligation of Halo to fund Expenditures aggregating a minimum of $750,000 in the first year, if Halo notifies Goldcorp in writing that it will not incur Expenditures for the next scheduled period or periods or if Halo fails to incur Expenditures for any scheduled period for any reason whatsoever, save and except for a continuing event of Force Majeure, the provisions of section 9.1 shall be applicable and the Option shall be at an end.

5.3 ITEMIZED EXPENDITURES. Halo shall deliver to Goldcorp within 60 days after each Expenditure Date, an itemized statement setting out the details of such Expenditures for the preceding Expenditure period. In the event that Goldcorp requires further information in respect of, or disputes the accuracy of, any item in an itemized statement of Expenditures so delivered by Halo, Goldcorp shall be entitled to an audited report of such Expenditures by the statutory auditor of Halo. In the event that such matters in dispute are not settled between the Parties within 30 days of delivery of notice by Goldcorp to Halo advising of such dispute, then the matter shall be referred to arbitration for determination as provided in Article 11.

5.4 REMAINING INTEREST IN PATENTED PROPERTY AND SEVENTY-FIVE % CLAIMS. In the event that Halo determines that it needs to reach agreement with any Person other than Goldcorp that holds an interest in and to the Patented Property or the Seventy-Five % Claims in order for Halo to meet its commitments and exercise its rights under this Agreement, Goldcorp shall take all such reasonable actions as are reasonably required by Halo, or such other Person with an interest in the Patented Property, in order to assist Halo to reach such agreement. Halo shall not be entitled to credit any payments it may agree to make to such Person in order to reach such agreement, against Halo's commitment to incur expenditures pursuant to section 4.1.

6.       EXERCISE OF OPTION

6.1 OPTION EXERCISE. If Halo has made Expenditures aggregating a minimum of $3,000,000 in accordance with the provisions of section 4.1, Halo shall be entitled to provide a written notice of exercise of the Option to Goldcorp stating the amount of Expenditures incurred and an itemized statement of such Expenditures. Following receipt of such notice of exercise of the Option, and subject to the rights of Goldcorp to request more information, to dispute the accuracy of any item in the statutory declaration or itemized statement of Expenditures and to receive an audited report of such Expenditures prepared by the statutory auditor of Halo as set out in section 5.3, which rights shall apply equally to the statutory declaration and itemized statements delivered by Halo pursuant to this section, Halo shall be deemed to have exercised the Option

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                                     - 10 -


as at the date of such written notice of exercise (the "Earn-In Date") and Halo shall have earned an undivided 60% interest in and to the Unpatented Property, an undivided 45% interest in and to the Seventy-Five % Claims and an undivided 30% interest in and to the Patented Property, free and clear of all Encumbrances, other than Permitted Encumbrances and such other Encumbrances as may otherwise have been agreed to by the Parties during the Option Period.

6.2 JOINT VENTURE. In the event Halo exercises the Option, Halo and Goldcorp shall forthwith enter into the Joint Venture Agreement; for the purpose of jointly further exploring, developing and exploiting the Property. Goldcorp and Halo shall thereafter share all future funding of exploration and other expenditures and liabilities proportionately to their respective interests in the Property in accordance with and subject to the terms of the Joint Venture Agreement.

6.3 BACK-IN RIGHT. For a period of ninety (90) days following the date of the exercise of the Option by Halo, Goldcorp shall, at its sole discretion, have the right to elect by notice in writing delivered to Halo to exercise the right (the "Back-in Right") to acquire from Halo (i) a twenty-five (25%) percent interest in and to the Unpatented Property such that Goldcorp will thereafter have a sixty-five (65%) percent undivided recorded and beneficial interest in and to the Unpatented Property and Halo will have a thirty-five (35%) percent undivided recorded and beneficial interest in and to the Unpatented Property,
(ii) an eighteen and three-quarters (18.75%) percent interest in and to the Seventy-Five % Claims such that Goldcorp will thereafter have a forty-eight and three quarters (48.75%) percent undivided registered and beneficial interest in and to the Seventy-Five % Claims and Halo will have a twenty-six and one-quarter (26.25%) percent undivided registered and beneficial interest in and to the Seventy-Five % Claims and (iii) a twelve and one-half (12.5%) percent interest in and to the Patented Property such that Goldcorp will thereafter have a thirty-two and one-half (32.5%) percent undivided registered and beneficial interest in and to the Patented Property and Halo will have a seventeen (17.5%) percent undivided registered and beneficial interest in and to the Patented Property, by giving notice of such election in writing to Halo and by paying Halo $6,000,000.00 on or before the expiration of such ninety (90) day period. If Goldcorp advises Halo in writing that it does not intend to exercise the Back-in Right or fails to give such a notice and make such payment within the ninety (90) day time frame for doing so, Halo shall issue and deliver one million (1,000,000) fully paid and non-assessable common shares of Halo, free and clear of all Encumbrances (the "Option Shares") to Goldcorp in accordance with and subject to section 6.4 below. This section 6.3 shall survive the termination of this Agreement if this Agreement is terminated pursuant to section 9.1(f).

6.4      OPTION SHARES.

         (a) For the purposes of section 6.3, the Option Shares issued shall be deemed to have a value per share equal to the volume weighted average closing price of Halo's common shares on the TSX Venture Exchange for the thirty trading days immediately prior to the date that Goldcorp advises Halo that it will not exercise the Back-in Right or otherwise fails to exercise the Back-in-Right. If Goldcorp does not exercise the Back-in Right, Halo shall take all necessary corporate action to issue and deliver the Option Shares to Goldcorp and to record the Option Shares on the books of Halo in the name of Goldcorp.

                  Halo  shall  comply  with   applicable   securities   laws  in
                  connection with the issuance of such Option Shares.

         (b) The Option Shares to be issued by Halo to Goldcorp shall be subject to all applicable hold periods required by applicable securities laws and the TSX Venture Exchange (not to exceed four months from the date of issuance). The issuance of any Option Shares shall be conditional upon Halo obtaining all regulatory consents or approvals being received, including those of the TSX Venture Exchange and Halo will ensure that all filings required to be made with all applicable securities regulatory authorities are made in a prompt and timely manner to allow for the issuance of the Option Shares on a basis that is exempt from all prospectus and registration requirements under applicable securities laws. In the event that Halo is unable to issue the Option Shares to Goldcorp on an exempt basis within ten business days of the date Goldcorp advises Halo that it will not exercise the Back-in Right or otherwise fails to exercise the Back-in Right, Halo shall promptly pay Goldcorp the cash value of the Option Shares, as determined in accordance with section 7, in cash, by certified cheque or wire transfer in immediately available funds.

         (c) The Option Shares shall be listed and posted for trading on the TSX Venture Exchange at the time they are issued and delivered to Goldcorp in accordance with the terms hereof.

         (d) At the time of issuance of the Option Shares, Halo will be for the preceding four months a reporting issuer, not in default of the requirements of the SECURITIES ACT (British Columbia) and no order ceasing or suspending trading in any securities of Halo will have been issued or pending.

         (e) This section 6.4 shall survive the termination of this Agreement if this Agreement is terminated pursuant to section 9.1(f).

7.       DELIVERY OF DATA AND PROPERTY

7.1 DATA. Goldcorp agrees to make available to Halo copies or originals for copy by Halo (and returned to Goldcorp forthwith) of all maps, reports, data, drill case, results of surveys and drilling and any other reports of information Goldcorp may have prepared or caused to be prepared with respect to the Property, provided that all such maps, reports, data, drill case results of surveys and drilling and other reports of information shall be kept confidential by Halo as provided in Article 14 and further provided that Goldcorp shall retain exclusive title thereto. Such deliveries are for the information and convenience of Halo only and Goldcorp does not represent the accuracy or completeness of such deliveries and shall not be liable for any errors or omissions with respect thereto.

7.2 TITLE TO PROPERTY. Title to Goldcorp's 50% interest in and to the Patented Property, Goldcorp's 75% interest in and to the Seventy-Five % Claims and Goldcorp's 100% interest in and to the Unpatented Property shall remain registered and recorded, as the case may be, in the name of Goldcorp until such time as Halo shall have duly and properly exercised the Option in accordance with the terms of this Agreement, whereupon subject to section 6.3, title shall thereto be transferred and assigned to, and registered or recorded in the name of, Halo in accordance with its earned title interest. Halo shall be entitled to register, record or file notice of this Agreement in all appropriate government offices upon the due execution and delivery of this Agreement by the Parties provided that, in the event that Halo does not exercise the Option or this Agreement is otherwise terminated prior to the exercise of the Option, Halo shall forthwith discharge and remove such registrations, recordings or filings from such government offices, and in the event Halo does not complete such discharge and removal within 30 days of its obligation to do so arising, Goldcorp shall be entitled to complete and register, record or file such discharges and remove all such filings and for such limited purposes Halo hereby appoints Goldcorp as its attorney with full power of substitution.

8.       OPERATOR OF THE PROPERTY

8.1 APPOINTMENT OF OPERATOR. Halo shall act as Operator during the Option Period and as such, Halo shall be responsible in its sole discretion for carrying out and administering Work on the Property, including the completion of all activities necessary to fulfill its Expenditures obligations under this Agreement. Halo as Operator, shall, subject to the rights of the other 50% owner of the Patented Property in and to that property and the rights of the other 25% owner of the Seventy-Five % Claims in and to that property, have the right to enter in, upon and under the Property and to explore, develop, mine, and do such work upon the Property and to have possession of the Property, including in order to sample, examine, diamond drill, prospect, explore, develop and mine the Property in such manner as Halo may determine (subject to the applicable laws, regulations, policies or orders of all Governmental Authorities having jurisdiction), including without limitation, the right to erect, bring and install thereon all buildings, vehicles, machinery, equipment and supplies as Halo shall deem necessary or advisable and to remove therefrom for analysis and testing quantities of ores, minerals or metals for assay, testing and milling purposes only as Halo shall in its sole discretion deem advisable. Halo shall be responsible for obtaining and/or maintaining in good standing all permits and licenses and other approvals, from all Governmental Authorities having jurisdiction as are necessary in order to conduct Work on the Property.

8.2 DELIVERY OF ANNUAL PROGRAMS AND BUDGETS. During the Option Period, not less than 60 days prior to each year of the term of the Option Period and before June 30, 2006 for the first $750,000 of Expenditures, Halo shall deliver to Goldcorp a written program and budget specifying in reasonable detail an outline of any and all research, prospecting, exploration and development proposed to be carried out during the next scheduled period and the estimated Expenditures together with an activities schedule and timetable.

8.3 INFORMAL ADVISORY COMMITTEE. During the Option Period, an informal committee consisting of Halo and Goldcorp management and technical personnel shall meet on a semi-annual basis or on such other basis as mutually deemed necessary by Halo and Goldcorp to address matters relating to Work to be conducted by Halo as Operator pursuant to this Agreement. Halo shall take into account in good faith any technical and managerial comments made by the representatives of Goldcorp.

8.4 MAINTENANCE OF PROPERTY. During the Option Period, Halo shall do, record and/or pay when due or in advance, all such matters and amounts as are necessary, including assessment work on the Property, and shall pay such taxes, fees and rents, as are required to keep the Property in good standing.

8.5 WORK ON CLAIMS. All work by Halo on the Property as Operator during the Option Period shall be done in a prudent and workmanlike manner in accordance with good mining practice, in compliance with all laws of all Governmental Authorities having jurisdiction, including without limitation, all environmental laws, and in accordance with the terms of all applicable leases relating to the Unpatented Property.

8.6 INSURANCE. During the Option Period, Halo as Operator shall maintain adequate insurance coverage in accordance with normal industry standards and practice protecting the interests of the Parties (including from third party claims) and shall cause its Agents to obtain and maintain similar adequate insurance. For greater certainty and without limitation, Halo shall acquire public liability and property damage insurance (including in respect of all airstrips located on the Property) in accordance with normal industry standards naming the Parties as insureds, with severability of interest and protecting the interests of the Parties (including from third party claims).

8.7 REMOVAL OF LIENS. During the Option Period, Halo as Operator shall pay or cause to be paid all Agents including, without limitation, workers or wage earners employed by Halo on the Property and for all material purchased by Halo in connection with Work on the Property which might give rise to a lien or privilege thereon. Should any such lien or privilege be recorded against the Property in consequence of any Work done thereon by or for Halo, Halo shall forthwith take all such actions, including initiating proceedings, as may be necessary to have such lien or privilege removed and/or discharged from the Property and shall have the same removed and/or discharged with all reasonable dispatch provided, however, that upon such removal or discharge of such lien or privilege, Halo may proceed to contest any such claim of lien or privilege in good faith and diligently.

8.8      REPORTS AND INSPECTION.

         (a) Halo shall keep full and complete records of all exploration work and development of the Property, together with the results of assays made, and all such records and results shall be available for inspection by Goldcorp prior to the exercise of the Option by Halo.

         (b) During the Option Period, Halo as Operator shall provide Goldcorp with any information forthwith upon the occurrence of any material results, supported by copies of relevant data in respect of such material results.

8.9 ACCESS. During the Option Period, Halo shall permit Goldcorp and its Agents at their own risk and expense, access at all reasonable times to the Property and to all information obtained, results produced, samples, core and data collected from the Property and records, maps, sections and reports prepared by Halo in connection with any Work done on or with respect to the Property.

8.10 INDEMNIFICATION BY OPERATOR. Halo as Operator shall indemnify and hold Goldcorp and its directors, officers, employees and consultants harmless against and in respect of any and all Losses actually incurred by such Persons arising out of operations conducted on the Property or other actions by Halo as Operator or by Halo' Agents. Such indemnity shall survive the termination of this Agreement.

9.       TERMINATION OF OPTION

9.1 TERMINATION EVENTS. Subject to the obligation of the Parties which expressly survive the termination of this Agreement, this Agreement shall terminate:

         (a)      if Halo fails to use  reasonable  commercial  efforts to incur
                  the   required   Expenditures   on  or  before  the   relevant
                  Expenditure Dates as set forth in section 4.1;

         (b) if Halo fails to incur $3,000,000 of Expenditures on or before December 31, 2008;

         (c) upon receipt by Goldcorp of notice from Halo given prior to the exercise of the Option that Halo will not incur the Expenditures in accordance with section 5.2;

         (d) upon 30 days prior written notice to Halo from Goldcorp in the event that Halo shall fail to maintain the Property or any part thereof in good standing, including any leases related to the Unpatented Property;

         (e) if Halo does not exercise the Option on or before December 31, 2008; or

         (f) upon exercise of the Option and execution and delivery by the Parties of the Joint Venture Agreement;

provided that, for greater certainty, and without limitation, sections 9.2 through 9.6 inclusive as well as Article 14 shall survive the termination of this Agreement.

9.2 RELEASE AND QUITCLAIM OF PROPERTY. If the Option is terminated, Halo shall forthwith, and in any event within 30 days of such termination, deliver to Goldcorp a release and quitclaim in form and content satisfactory to Goldcorp, with respect to the Property and this Agreement.

9.3 TAXES AND RENTS. Upon termination of the Option, Halo shall ensure that all taxes, fees, rents and payments in respect of the Property and all related leases have been paid to the date of termination and that the Property and all related leases remain in good standing for not less than 6 months after termination.

9.4 DELIVERY OF DATA UPON TERMINATION. Upon termination of the Option, Halo shall deliver to Goldcorp within 30 days of the date of termination all originals or copies of maps, reports, results of surveys and drilling and all other reports of information provided to Halo by Goldcorp as well as copies of any assay plans, diamond drill records, information, maps and other pertinent exploration reports produced by Halo or its Agents and related to the Property.

9.5 REMOVAL OF LIENS. Upon termination of the Option, if at that time or subsequently thereafter a lien on the Property shall arise in connection with work done thereon by Halo or its Agents and Halo shall wish to contest such lien, Halo shall post security sufficient to permit such lien to be discharged and shall forthwith take all such measures as are necessary in order to discharge such lien.

9.6      REMOVAL OF BUILDINGS AND ENVIRONMENTAL MATTERS. UPON TERMINATION OF THE
OPTION:

         (a) All buildings, plant, equipment, machinery, tools, appliances and supplies which may have been brought upon the Property by or on behalf of Halo as Operator shall be removed by Halo at any time not later than sixty (60) days after termination unless other arrangements on terms satisfactory to Goldcorp are made between Halo and Goldcorp and, if not so removed, such buildings, plant, equipment, machinery, tools, appliances and supplies shall, at the sole option of Goldcorp, become the property of Goldcorp or may be removed by Goldcorp or its Agents at the expense of Halo.

         (b) Halo shall perform all rehabilitation, reclamation or pollution control on the Property which is required as a result of the activities of Halo or its Agents thereon, to the standard required in accordance with all applicable laws as approved by the appropriate Governmental Authorities having jurisdiction.

10.      INDEMNIFICATION

10.1 INDEMNIFICATION OF GOLDCORP. Halo shall indemnify and hold Goldcorp and its directors, officers, employees and consultants harmless against and in respect of any and all Losses incurred by Goldcorp and its directors, officers, employees and consultants arising from, relating to or in any way connected with any loss of life, injury to persons or property or damage to the Property or the natural environment caused by any act or omission on the part of Halo or its Agents.

11.      ARBITRATION

11.1 BINDING ARBITRATION. Any matter in this Agreement in dispute between the Parties which has not been resolved by the Parties within fifteen (15) days of the delivery of notice by either Party of such dispute may be referred by either Party to binding arbitration. Such referral to binding arbitration shall be to a qualified single arbitrator pursuant to the ARBITRATIONS ACT, 1991 (Ontario) and its successor legislation, which act shall govern such arbitration proceeding in accordance with its terms except to the extent modified by the rules for arbitration set out in Schedule "C". The determination of such arbitrator shall be final and binding upon the Parties hereto and the costs of such arbitration shall be as determined by the arbitrator. The Parties covenant that they shall conduct all aspects of such arbitration having regard at all times to expediting the final resolution of such arbitration.

12.      FORCE MAJEURE

12.1 FORCE MAJEURE. Time shall be of the essence of this Agreement, provided however that notwithstanding anything to the contrary contained herein, if either Party should at any time or times during the currency of this Agreement be delayed in or prevented from complying with this Agreement by reason of wars, acts of God, strike, lockouts or other labour disputes, inability to access its place of business or the Property (other than the inability to access the Property because of the seasonality of weather conditions for which Halo has not adequately or properly planned), acts of public insurrection, riots, fire, storm, flood, explosion, government restriction, failure to obtain any approvals required from any Governmental Authority having jurisdiction (but only in the circumstances that Halo has filed timely and complete applications for such approvals from such Governmental Authorities having jurisdiction) including environmental protection agencies, interference of persons primarily concerned about environmental issues or aboriginal or aboriginal rights groups, or other causes whether of the kind enumerated above or otherwise which are not reasonably within the control of the applicable Party, but excluding for greater certainty, unavailability of funds, the period of all such delays resulting from such causes or any of them, shall be excluded in computing the time within which anything required or permitted by the applicable Party to be done, is to be done hereunder, and the time within which anything is to be done hereunder shall be extended by the total period of all such delays. Nothing contained in this Article shall require the applicable Party to settle any labour dispute or to test the constitutionality of any enacted law. In the event that any Party asserts that an event of force majeure has occurred, it shall complete such reasonable actions or cause such reasonable actions to be completed as may be necessary to correct or terminate the alleged event of force majeure and give notice in writing to the other Party specifying the following:

         (a)      the cause and nature of the alleged event of force majeure;

         (b) a summary of the action it or its Agents have taken to the date of such notice to correct the alleged event of force majeure;

         (c) confirmation as to all acts, actions and things done by it or its Agents to terminate the event of force majeure; and

         (d) the reasonably expected duration of the period of force majeure.

Any Party asserting an event of force majeure shall provide ongoing periodic notice in writing to the other Party with respect to such events of force majeure, including the matters set out above, within 15 days of the end of each calendar month during the period of force majeure and shall provide prompt notice in writing to the other Party upon the termination of the event of force majeure.

13.      RELATIONSHIP AND OTHER OPPORTUNITIES - GENERAL

13.1 RELATIONSHIP OF PARTIES. The rights, privileges, duties, obligations and liabilities, as between the Parties, shall be separate and not joint or collective and nothing herein contained shall be construed as creating a partnership, an association, agency or subject as herein specifically provided, a trust of any kind or as imposing upon either of the Parties any partnership duty, obligation or liability. No Party is liable for the acts, covenants and agreements of any other Party.

13.2 OTHER OPPORTUNITIES. Each of the Parties shall have the free and unrestricted right independently to engage in and receive the full benefits of any and all business endeavours of any sort whatsoever whether or not competitive with the endeavours contemplated herein without consulting the other

Party or inviting or allowing the other Party to participate therein. No Party shall be under any fiduciary or other duty to the other Party which shall prevent it from engaging in or enjoying the benefits of competing endeavours within the general scope of endeavours contemplated by this Agreement. The legal doctrine of "corporate opportunity" sometimes applied to persons engaged in a joint venture or having fiduciary status shall not apply in the case of either Party. Each Party hereby waives its rights to partition of the Property and agrees that it will not seek or be entitled to partition of the Property, whether by way of physical partition, judicial sale or otherwise.

14.      CONFIDENTIALITY

14.1 CONFIDENTIALITY. All information received by any Party as a result of or in connection with the Property or this Agreement shall be confidential, shall be treated as confidential and shall not be disclosed to any other Person without the prior written consent of the other Party, which consent shall not be withheld unless such other Party can reasonably establish that it would suffer material damage or would be in violation of any laws or regulations of any Governmental Authority to which it is subject as a result of such disclosure. Where disclosure is required by law or a Governmental Authority having jurisdiction, a copy of the information required to be disclosed including, without limitation, any press release, shall be provided to the other Party in advance of its disclosure. The consent required by this Article 14 shall not apply to a disclosure: (i) to an Agent that has a bona fide need to be informed; and (ii) to any third Person to whom the disclosing Party bona fide and in good faith contemplates a transfer of all or any part of its interest in or to the Property and this Agreement. Only such confidential information as such third Person shall have a legitimate business need to know shall be disclosed and such third Person shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Parties are obligated under this Article 14. The provisions of this Article 14 shall continue to apply to any Party notwithstanding any termination of the Option. Where disclosure is required in connection with a third Person transfer, any intended third Person transferee must sign a confidentiality agreement with the other non-disclosing Party containing provisions similar to this Article 14. No Party shall be liable to the disclosing Person in respect of any interpretations, opinions, findings, conclusions or other non-factual information included by the disclosing Person in any report or other document provided to the other Party whether included by negligence or otherwise. Each disclosing Person shall jointly and severally indemnify and save harmless the other Party from and against all Losses actually incurred by the other Party in respect of the release by the disclosing Person of such non-factual information to third Persons, irrespective of whether such release was consented to by the other Party.

15.      NOTICE - GENERAL

15.1 NOTICES. All notices, requests, demands or other communications which by the terms hereof are permitted to be given by either Party to the other shall be given in writing by personal delivery or by fax, addressed to such other Party or delivered to such other Party as follows:

         (i)      to Goldcorp at:

                  Bag 2000
                  17 Mine Road
                  Balmertown, Ontario
                  P0V 1C0

                  Attention: Regional Exploration Manager
                  Fax No.:   807-735-3120

                  and to:

                  3201-130 Adelaide Street West
                  Toronto, Ontario
                  M5H 3P5

                  Attention: Executive Vice President, Canada and USA
                  Fax No.:   416-363-5950

         (ii)     to Halo at:

                  1305-1090 West Georgia Street
                  Vancouver BC  V6E 3V7
                  Attention: Marc Cernovitch
                  Fax No.:   604-484-0069


or at such other addresses and to such other Person that may be given by any of them to the others in writing from time to time on 10 days' prior written notice and such notices, requests, demands or other communications shall be deemed to have been received when delivered.

16.      GENERAL

16.1 ACTS IN GOOD FAITH. The Parties shall at all times during the currency of this Agreement and after the termination of the Option, act in good faith with respect to the other Party and shall do or cause to be done all things within their respective powers which may be necessary or desirable to give full effect to the provisions hereof.

16.2 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable shall not effect any other provision and shall be deemed to be severable herefrom.

16.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

16.4 FURTHER ASSURANCES. The Parties shall sign such further and other documents and do such further acts or things as may be necessary or desirable in order to give full force and effect to this Agreement and every part hereof.

16.5 AMENDMENT. This Agreement may not be amended or modified in any respect except by written instrument signed by the Parties.

16.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes the letter of intent between the parties dated April 18, 2006. The execution of this Agreement has not been induced by nor do the Parties rely upon or regard as material, any covenants, representations or warranties whatsoever not incorporated herein and made a part hereof.

16.7 ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the Parties and each of their successors and permitted assigns. For greater certainty and without limitation, Halo shall not have the right to mortgage, charge, transfer or assign this Agreement to any Person without the prior written consent of Goldcorp. Goldcorp shall have the right to transfer or assign this Agreement provided that such assignment is in effected in conjunction with the transfer of the interests of Goldcorp in and to the Property and provided that the transferee shall have covenanted in assisting with Halo in advance to be bound by the terms of this Agreement.

16.8 WAIVER. A Waiver of any breach of a provision of this Agreement shall not be binding upon a party unless the waiver is in writing and such waiver shall not affect such Party's rights in respect of any subsequent breach.

16.9 COUNTERPARTS. This Agreement may be executed in several counterparts and by facsimile transmission, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same document.

IN WITNESS WHEREOF the Parties have executed these presents as of the Effective Date.

                                    GOLDCORP INC.



                                    Per:
                                          ---------------------------------
                                          Name:
                                          Title:



                                    HALO RESOURCES LTD.



                                    Per:  /s/ Marc Cernovitch
                                          ---------------------------------
                                          Name:  Marc Cernovitch
                                          Title:  President & CEO

               THIS IS SCHEDULE "A" TO THE OPTION AGREEMENT DATED
                           AS OF JUNE 20, 2006 BETWEEN
                     GOLDCORP. INC. AND HALO RESOURCES LTD.



                  UNPATENTED PROPERTY AND SEVENTY-FIVE % CLAIMS

                      (STK = UNPATENTED, LP = LEASE PATENT)

                  --------------------------------------------------------------
                  PROPERTY                     TYPE            OFFICIAL NO.
                  --------------------------------------------------------------
                                       UNPATENTED PROPERTY
                  --------------------------------------------------------------
                  Pipestone Bay                STK             1234170
                  Pipestone Bay                STK             1234140
                  Pipestone Bay                STK             1234141
                  Pipestone Bay                STK             1234142
                  Pipestone Bay                STK             1234143
                  Pipestone Bay                STK             1234144
                  Middle Bay                   LP              40860
                  Middle Bay                   LP              40861
                  Middle Bay                   LP              40862
                  Middle Bay                   LP              40863
                  Middle Bay                   LP              40864
                  Middle Bay                   LP              40865
                  Middle Bay                   LP              46181
                  Middle Bay                   LP              46182
                  Middle Bay                   LP              46183
                  Middle Bay                   LP              46184
                  Middle Bay                   LP              49874
                  Middle Bay                   LP              49875

                  --------------------------------------------------------------
                  PROPERTY                     TYPE            OFFICIAL NO.
                  --------------------------------------------------------------

                  Middle Bay                   LP              49897
                  Middle Bay                   LP              49898
                  Middle Bay                   LP              49899
                  Middle Bay                   LP              49900
                  Middle Bay                   LP              49901
                  Middle Bay                   LP              49902
                  Middle Bay                   LP              49903
                  Middle Bay                   LP              49904
                  Middle Bay                   LP              52174
                  Middle Bay                   LP              52175
                  Middle Bay                   LP              53397
                  Middle Bay                   LP              53398
                  Middle Bay                   LP              53399
                  Middle Bay                   STK             870130
                  Middle Bay                   STK             870131
                  Middle Bay                   STK             870132
                  Middle Bay                   STK             1143622
                  Middle Bay                   STK             1143623
                  Middle Bay                   STK             1143624
                  Middle Bay                   STK             1143645
                  Middle Bay                   STK             1143646
                  Middle Bay                   STK             1143647
                  Middle Bay                   STK             1184230

                  --------------------------------------------------------------
                  PROPERTY                     TYPE            OFFICIAL NO.
                  --------------------------------------------------------------

                  Middle Bay                   STK             1184316
                  Middle Bay                   STK             1184317
                  Middle Bay                   STK             1185055
                  Middle Bay                   STK             1234022
                  Middle Bay                   STK             1234029
                  Middle Bay                   STK             1234030
                  Middle Bay                   STK             1234039
                  Middle Bay                   STK             1234051
                  Middle Bay                   STK             1234081
                  Middle Bay                   STK             1234082
                  Middle Bay                   STK             1234083
                  Middle Bay                   STK             1234155
                  Middle Bay                   STK             1234156
                  Middle Bay                   STK             1234157
                  Middle Bay                   STK             1248154
                  Middle Bay                   STK             1234259
                  Middle Bay                   STK             1234245
                  Middle Bay                   STK             1234084
                  Middle Bay                   STK             3004674
                  Middle Bay                   STK             3004676
                  Middle Bay                   STK             1247933
                  Middle Bay                   STK             1234401
                  Middle Bay                   STK             1234402

                  --------------------------------------------------------------
                  PROPERTY                     TYPE            OFFICIAL NO.
                  --------------------------------------------------------------

                  Middle Bay                    STK             1248171
                  Middle Bay                    STK             1248129
                  Middle Bay                    STK             1248169

                                    SEVENTY-FIVE % CLAIMS

                  Middle Bay                    LP              47707
                  Middle Bay                    LP              47708
                  --------------------------------------------------------------

              THIS IS SCHEDULE "A-1" TO THE OPTION AGREEMENT DATED
                           AS OF JUNE 20, 2006 BETWEEN
                     GOLDCORP. INC. AND HALO RESOURCES LTD.



                                PATENTED PROPERTY

         -----------------------------------------------------------
              PROPERTY                 TYPE             OFFICIAL NO.
         -----------------------------------------------------------

             Biron Bay                Patent                11077
             Biron Bay                Patent                11078
             Biron Bay                Patent                11079
             Biron Bay                Patent                11080
             Biron Bay                Patent                11081
             Biron Bay                Patent                11082
             Biron Bay                Patent                11083
             Biron Bay                Patent                11104
             Biron Bay                Patent                11105
             Biron Bay                Patent                11106
         -----------------------------------------------------------

            THIS IS SCHEDULE "C" TO THE JOINT VENTURE AGREEMENT DATED
                           AS OF JUNE 20, 2006 BETWEEN
                     GOLDCORP. INC. AND HALO RESOURCES LTD.



                              RULES FOR ARBITRATION

The following rules and procedures shall apply with respect to any matter to be arbitrated by the Parties under the terms of the Agreement.

1.       INITIATION OF ARBITRATION PROCEEDINGS

         (a) If any Party to this Agreement wishes to have any matter under this Agreement arbitrated in accordance with the provisions of this Agreement, it shall give notice to the other Party hereto specifying particulars of the matter or matters in dispute and proposing the name of the person it wishes to be the single arbitrator. Within 20 days after receipt of such notice, the other Party to this Agreement shall give notice to the first Party advising whether such Party accepts the arbitrator proposed by the first Party. If such notice is not given within such 20 day period, the other Party shall be deemed to have accepted the arbitrator proposed by the first Party. If the Parties do not agree upon a single arbitrator within such 20 day period such arbitrator shall be chosen in accordance with the ARBITRATION ACT, 1991 (Ontario) (the "Arbitration Act").

         (b) The individual selected as Arbitrator shall be qualified by education and experience to decide the matter in dispute. The Arbitrator shall be at arm's length from both Parties and shall not be a member of the audit or legal firm or firms who advise either Party, nor shall the Arbitrator be a person who is otherwise regularly retained by either of the Parties.

2.       SUBMISSION OF WRITTEN STATEMENTS

         (a) Within 20 days of the appointment of the Arbitrator, the Party initiating the arbitration (the "Claimant") shall send the other Party (the "Respondent") a statement of claim setting out in sufficient detail the facts and any contentions of law on which it relies, and the relief that it claims.

         (b) Within 15 days of the receipt of the statement of claim, the Respondent shall send the Claimant a statement of defence stating in sufficient detail which of the facts and contentions of law in the statement of claim it admits or denies, on what grounds, and on what other facts and contentions of law he relies.

         (c) Within 10 days of receipt of the statement of defence, the Claimant may send the Respondent a statement of reply.

         (d) All statements of claim, defence and reply shall be accompanied by copies (or, if they are especially voluminous, lists) of all essential documents on which the Party concerned relies and which have not previously been submitted by any Party, and (where practicable) by any relevant samples.

         (e) After submission of all the statements, the Arbitrator will give directions for the further conduct of the arbitration.

3.       MEETINGS AND HEARINGS

         (a) The arbitration shall take place in the City of Toronto, Ontario or in such other place as the Claimant and the Respondent shall agree upon in writing. The arbitration shall be conducted in English unless otherwise agreed by such Parties and the Arbitrator. Subject to any adjournments which the Arbitrator allows, the final hearing will be continued on successive working days until it is concluded.

         (b) All meetings and hearings will be in private unless the Parties otherwise agree.

         (c) Any Party may be represented at any meetings or hearings by legal counsel.

         (d) Each Party may examine, cross-examine and re-examine all witnesses at the arbitration.

4.       THE DECISION

         (a) The Arbitrator will make a decision in writing and, unless the Parties otherwise agree, will set out reasons for decision in the decision.

         (b) The Arbitrator will send the decision to the Parties as soon as practicable after the conclusion of the final hearing, but in any event no later than 30 days thereafter, unless that time period is extended for a fixed period by the Arbitrator on written notice to each Party because of illness or other cause beyond the Arbitrator's control.

         (c)      The decision shall determine and award costs.

         (d) The decision shall be final and binding on the Parties and shall not be subject to any appeal or review procedure provided that the Arbitrator has followed the rules provided herein in good faith and has proceeded in accordance with the principles of natural justice. In the event either Party initiates any court proceeding in respect of the decision of the Arbitrator or the matter arbitrated, such Party, if unsuccessful in the court proceeding, shall pay the other Party's costs on a solicitor/client basis, all reasonable expenses incurred by such other Party and related to such court proceeding.

5.       JURISDICTION AND POWERS OF THE ARBITRATOR

         (a) By submitting to arbitration under these Rules, the Parties shall be taken to have conferred on the Arbitrator the following jurisdiction and powers, to be exercised at the Arbitrator's discretion subject only to these Rules and the relevant law with the object of ensuring the just, expeditious, economical and final determination of the dispute referred to arbitration.

         (b) Without limiting the jurisdiction of the Arbitrator at law, the Parties agree that the Arbitrator shall have jurisdiction to:

                  (i)      determine   any   question  of  law  arising  in  the
                           arbitration;

                  (ii)     determine   any  question  as  to  the   Arbitrator's
                           jurisdiction;

                  (iii) determine any question of good faith, dishonesty or fraud arising in the dispute;

                  (iv) order any Party to furnish further details of that Party's case, in fact or in law;

                  (v) proceed in the arbitration notwithstanding the failure or refusal of any Party to comply with these Rules or with the Arbitrator's orders or directions, or to attend any meeting or hearing, but only after giving that Party written notice that the Arbitrator intends to do so;

                  (vi) receive and take into account such written or oral evidence tendered by the Parties as the Arbitrator determines is relevant, whether or not strictly admissible in law;

                  (vii)    make one or more interim awards;

                  (viii) hold meetings and hearings, and make a decision (including a final decision) in Toronto, Ontario or elsewhere with the concurrence of the Parties thereto;

                  (ix) order the Parties to produce to the Arbitrator, and to each other for inspection, and to supply copies of, any documents or other evidence or classes of documents in their possession or power which the Arbitrator determines to be relevant; and

                  (x) make interim orders to secure all or part of any amount in dispute in the arbitration.

                  THIS IS SCHEDULE "B" TO THE OPTION AGREEMENT
                 DATED AS OF JUNE 20, 2006 BETWEEN GOLDCORP INC.
                             AND HALO RESOURCES LTD.




                             JOINT VENTURE AGREEMENT



                                  made between



                                  GOLDCORP INC.



                                       and



                               HALO RESOURCES LTD.







                                 Dated as of , .

                                TABLE OF CONTENTS


1.       DEFINITIONS...........................................................1
         1.1      DEFINITIONS..................................................1
         1.2      GENDER AND EXTENDED MEANINGS.................................7
         1.3      CURRENCY.....................................................7
         1.4      BUSINESS DAYS................................................7
         1.5      PERIOD OF TIME/TIME OF ESSENCE...............................7
         1.6      SECTION HEADINGS.............................................7

2.       SCHEDULES.............................................................7
         2.1      SCHEDULES....................................................7

3.       REPRESENTATIONS AND WARRANTIES........................................7
         3.1      REPRESENTATION AND WARRANTIES OF THE PARTIES.................7

4.       COMMENCEMENT OF AGREEMENT.............................................8
         4.1      EFFECTIVE DATE...............................................8

5.       NAME, PURPOSES AND TERM...............................................8
         5.1      GENERAL......................................................8
         5.2      NAME.........................................................8
         5.3      PURPOSES.....................................................8
         5.4      TERM OF THE VENTURE..........................................9
         5.5      FISCAL YEAR..................................................9

6.       RELATIONSHIP..........................................................9
         6.1      NO PARTNERSHIP...............................................9
         6.2      OTHER BUSINESS OPPORTUNITIES.................................9
         6.3      TITLE.......................................................10
         6.4      WAIVER OF RIGHT TO PARTITION................................10
         6.5      PREPARATION OF TECHNICAL REPORTS............................10

7.       INTERESTS OF PARTICIPANTS............................................10
         7.1      INITIAL CONTRIBUTIONS.......................................10
         7.2      INITIAL PARTICIPATING INTERESTS.............................10
         7.3      BACK-IN RIGHT...............................................11
         7.4      OPTION SHARES...............................................11
         7.5      CASH CONTRIBUTIONS..........................................12
         7.6      CHANGES IN PARTICIPATING INTERESTS..........................12
         7.7      VOLUNTARY REDUCTION IN PARTICIPATION........................12
         7.8      DEFAULT IN MEETING CASH CALLS...............................13
         7.9      ELIMINATION OF MINORITY INTEREST............................13
         7.10     CONTINUING LIABILITIES UPON ADJUSTMENT OF PARTICIPATING
                      INTERESTS...............................................14

8.       MANAGEMENT COMMITTEE.................................................14
         8.1      ORGANIZATION AND COMPOSITION................................14
         8.2      DECISION....................................................14
         8.3      MEETING.....................................................14
         8.4      ACTION WITHOUT MEETING......................................15
         8.5      MATTERS REQUIRING APPROVAL..................................15
         8.6      MATTERS REQUIRING UNANIMOUS APPROVAL........................15
         8.7      PARTICIPANT MAY REQUIRE OPERATIONS TO BE SHUT DOWN..........16
         8.8      RESUMPTION OF OPERATIONS....................................16
         8.9      MINE MAINTENANCE PLAN.......................................16
         8.10     MINE CLOSURE PLAN...........................................17
         8.11     IMPLEMENTATION OF MINE CLOSURE PLAN.........................17
         8.12     NON-APPROVAL OF MINE CLOSURE PLAN...........................17

9.       MANAGER..............................................................17
         9.1      APPOINTMENT.................................................17
         9.2      POWERS AND DUTIES OF MANAGER................................18
         9.3      STANDARD OF CARE............................................21
         9.4      RESIGNATION; DEEMED OFFER TO RESIGN.........................21
         9.5      PAYMENTS TO MANAGER.........................................22
         9.6      TRANSACTIONS WITH AFFILIATES................................22

10.      PROGRAMS AND BUDGETS.................................................22
         10.1     OPERATIONS PURSUANT TO PROGRAMS AND BUDGETS.................22
         10.2     PRESENTATION OF PROGRAMS AND BUDGETS........................22
         10.3     REVIEW AND APPROVAL OF PROPOSED PROGRAMS AND BUDGETS........23
         10.4     PREPARATION OF FEASIBILITY STUDY............................23
         10.5     REQUEST FOR FEASIBILITY STUDY...............................23
         10.6     APPROVAL OF FEASIBILITY STUDY...............................24
         10.7     ELECTION TO PARTICIPATE.....................................24
         10.8     BUDGET DECREASES............................................24
         10.9     BUDGET OVERRUNS; PROGRAM CHANGES............................24
         10.10    EMERGENCY OR UNEXPECTED EXPENDITURES........................25

11.      ACCOUNTS AND SETTLEMENTS.............................................25
         11.1     MONTHLY STATEMENTS..........................................25
         11.2     CASH CALLS..................................................25
         11.3     SPECIAL CASH CALLS..........................................26
         11.4     PAYMENT OF CASH CALLS.......................................26
         11.5     FAILURE TO MEET CASH CALLS..................................26
         11.6     AUDITS AND ADJUSTMENTS......................................26

12.      DISPOSITION OF PRODUCTS..............................................26
         12.1     DIVISION OF PRODUCTION......................................26
         12.2     LIENS.......................................................27
         12.3     FAILURE OF PARTICIPANT TO TAKE IN KIND......................27

13.      WITHDRAWAL AND TERMINATION...........................................28
         13.1     TERMINATION BY EXPIRATION OR AGREEMENT......................28
         13.2     WITHDRAWAL..................................................28
         13.3     CONTINUING OBLIGATIONS......................................28
         13.4     DISPOSITION OF ASSETS ON TERMINATION........................28
         13.5     RIGHT TO DATA AFTER TERMINATION.............................29
         13.6     CONTINUING AUTHORITY........................................29

14.      TRANSFER OF INTEREST.................................................29
         14.1     HALO'S RIGHTS TO TRANSFER...................................29
         14.2     GOLDCORP'S RIGHT TO TRANSFER................................29
         14.3     RIGHT OF FIRST REFUSAL......................................30
         14.4     LIMITATIONS ON FREE TRANSFERABILITY.........................30
         14.5     RESTRICTIONS ON MORTGAGES...................................31

15.      ARBITRATION..........................................................31
         15.1     BINDING ARBITRATION.........................................31

16.      FORCE MAJEURE........................................................31
         16.1     FORCE MAJEURE...............................................31

17.      CONFIDENTIALITY......................................................32
         17.1     CONFIDENTIALITY.............................................32

18.      EVENT OF DEFAULT OF PARTICIPANT......................................33
         18.1     EVENT OF DEFAULT............................................33
         18.2     ADDITIONAL REMEDIES.........................................33

19.      NOTICE - GENERAL.....................................................33
         19.1     NOTICES.....................................................33

20.      MISCELLANEOUS - GENERAL..............................................33
         20.1     ACTS IN GOOD FAITH..........................................33
         20.2     SEVERABILITY................................................33
         20.3     GOVERNING LAW...............................................33
         20.4     FURTHER ASSURANCES..........................................33
         20.5     AMENDMENT...................................................33
         20.6     ENTIRE AGREEMENT............................................33
         20.7     ENUREMENT...................................................33
         20.8     COUNTERPARTS................................................33

SCHEDULE "I"................................................................33\\

SCHEDULE "II-1".............................................................33\\

SCHEDULE "III-1"............................................................33\\

SCHEDULE "IV-1".............................................................33\\

SCHEDULE "V-1"..............................................................33\\

THIS JOINT VENTURE AGREEMENT dated as of the _________day of ____________, 2006

BETWEEN:

                  GOLDCORP INC.
                  a corporation duly existing under the laws of [o]

                  ("Goldcorp")
                                                               OF THE FIRST PART

                                     - and -


                  HALO RESOURCES LTD.
                  a corporation duly continued under the laws of [o]

                  ("Halo")

                                                              OF THE SECOND PART

WHEREAS Goldcorp and Halo entered into an option agreement dated as of the day of June, 2006 (the "Option Agreement") with respect to the Property (as hereinafter defined) wherein Goldcorp granted Halo an exclusive option (the "Option") to earn (i) an undivided 60% recorded or registered and beneficial interest in and to the Unpatented Property (as hereinafter defined), (ii) an undivided 45% registered and beneficial interest in and to the Seventy-Five % Claims (as hereinafter defined), and (iii) a 30% registered and beneficial interest in and to the Patented Property (as hereinafter defined);

AND WHEREAS the Option Agreement provides that upon the due exercise of the Option by Halo, Goldcorp and Halo shall enter into this Agreement; and

AND WHEREAS Halo has duly exercised the Option.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, conditions and premises herein contained, the sum of Two Dollars now paid by each of the Parties (as hereinafter defined) to the other and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the Parties do hereby covenant and agree as follows:

1.       DEFINITIONS

1.1      DEFINITIONS. In this Agreement:

         "this Agreement", "herein", "hereby", "hereof", "hereunder" and similar expressions shall mean or refer to this Joint Venture Agreement and all schedules hereto and any and all agreements or instruments supplemental or ancillary hereto and the expression "section" followed by a number means and refers to the specified section of this Agreement.

         "Accounting Procedure" shall mean the procedures set forth in Schedule "III".

         "Affiliate" shall mean any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by or is under common control with, a Participant. "Control" means possession, directly or indirectly, of the power to direct or cause direction of management decisions and policies through ownership of voting securities, contract, voting trust or otherwise.

         "Agents"  shall  mean  consultants   (including   financial  advisors),
         servants, employees, agents, workmen, contractors and subcontractors.

         "Assets" shall mean the Property, all Products and all other real and personal property, tangible and intangible, held by or for the benefit of the Participants hereunder.

         "Auditor" means the auditors for the Venture as determined by a unanimous decision of the Management Committee.

         "Back-in Right" has the meaning set forth in section 7.3.

         "Budget" shall mean a detailed estimate of all costs to be incurred with respect to a Program and a schedule of cash advances to be made by the Participants.

         "Capital Expenditures" shall mean those items presented in Programs and Budgets approved by the Management Committee and which are capital expenditures under Canadian generally accepted accounting principles.

         "Claims" shall mean any and all debts, claims, actions, lawsuits, causes of action, demands, duties and obligations of whatsoever nature and howsoever incurred.

         "Commercial Production" shall mean the commercial exploitation of Products, but shall not include treating, shipping or milling of Products for the purposes of testing or milling or leaching by a pilot plant or during an initial tune-up period of a plant. Commercial Production shall be deemed to have commenced:

                  (i) If a plant is located on the Property, on the first day of the month following the first period of 30 consecutive days during which Products have been processed through such plant at an average rate of not less than 60% of the initial rated capacity of such plant; or

                  (ii) If no plant is located on the Property, on the first day of the month following the first period of 30 consecutive days during which Products have been shipped from the Property on a reasonably regular basis for the purpose of earning revenue.

         "Development" shall mean all preparation for the removal and recovery of Products including the construction or installation of a mill, processing plant, leach pads or any other improvements to be used for the mining, handling, milling, treatment, processing or other beneficiation of Products and the preparation of feasibility studies and financing plans.

         "Effective Date" shall mean the date of this Agreement.

         "Encumbrances" shall mean any and all mortgages, pledges, security interests, liens, charges, encumbrances, contractual obligations and claims of others, whether recorded or unrecorded, or registered or unregistered.

         "Expenditures" shall mean all expenditures, expenses, obligations and liabilities of whatever kind or nature reasonably spent or incurred by the Manager in doing Work from and after the Effective Date, including for greater certainty and without limitation, moneys expended in maintaining the Property in good standing, expenses paid for or incurred in connection with any program of surface or underground prospecting, exploring, geological, geophysical and geochemical surveying, diamond drilling, drifting, raising and other underground work, assaying, metallurgical testing, environmental studies, submissions to any Governmental Authority and other agencies with respect to all required production and other permits, licenses and approvals, moneys expended in acquiring or constructing facilities and in developing and mining the Property and all field costs incurred by employees and Agents with respect to Work conducted on the Property together with all administrative and overhead costs directly incurred by the Manager and relating directly to the administration of the Property or Work done on the Property, provided that in no event shall such administrative and overhead costs exceed seven and one half percent (7.5%) of all other Expenditures directly related to the Property or Work done on the Property and directly incurred or performed by the Manager or seven and one half percent (7.5%) of the contract price in respect of all other Expenditures directly related to the Property or Work done on the Property performed by any agent, contractor or subcontractor of Halo and provided always that in no event shall such costs include non-project related overhead or legal or other consultants' fees related to the negotiation (including the conduct of due diligence) execution and delivery of this Agreement.

         "Exploration" shall mean all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Products on, in or under the Property.

         "Facilities" shall mean all mines and plants including without limitation all pits, shafts, drifts, haulage ways and other underground workings and all buildings, plants and other structures, fixtures and improvements and all other property, whether fixed or moveable, as the same may exist at any time in or on the Property if for the exclusive benefit of the Property.

         "Feasibility Study" means a detailed report or reports prepared by or for the Manager evaluating the feasibility of placing the Property, or any part thereof, into production and operation as a mine, which detailed report or reports shall include, without limitation, a reasonable assessment of the mineable mineral reserves and their amenability to metallurgical treatment, a complete description of the Work, equipment and supplies required to bring the Property into mineral production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of possible mining operations. Such detailed report or reports shall be, in the opinion of the person or firm commissioning such report or reports, or, in the event of a dispute between the Parties, in the opinion of such qualified independent firm of consultants as the Manager shall select in good faith, in such form and of such substance which is normally accepted by substantial, recognized financial institutions for the purpose of lending funds for the development of mineral deposits, and shall include and be supported by at least the following:

                  (i) a description of the Property and that part of the Property proposed to be the subject of a mine;

                  (ii) the estimated recoverable reserves of minerals and the estimated composition and content thereof;

                  (iii)    the  procedure  for  the   Development,   Mining  and
                           production of Products from the Property;

                  (iv)     results   of   mineral   processing   tests  and  ore
                           amenability tests;

                  (v) the nature and extent of the Facilities which it might be necessary to acquire or construct, which may include ore processing facilities if the nature, volume and location of the ore makes such ore processing facilities necessary and feasible, in which event the study shall also include a design for such ore processing facilities;

                  (vi) a detailed cost and timing analysis, including a capital cost budget, of the total estimated costs and expenses required to develop a mine on the Property and to purchase, construct and install all structures, machinery and equipment required for such mine including an ore processing facility, if so included in accordance with the terms hereof;

                  (vii) detailed operating cost estimates, including working capital requirements for the initial three months of operation of the mine or such longer period as may be reasonably justified;

                  (viii) all necessary environmental impact and mitigation studies and costs including planned rehabilitation of the Property with estimated costs thereof;

                  (ix)     a  critical  path  time  schedule  for  bringing  the
                           Property   or  any   part   thereof   to   Commercial
                           Production;

                  (x) such other data and information as are reasonably necessary to substantiate the existence of a mineral deposit of sufficient size and grade to justify development of a mine on the Property, taking into account all relevant business, tax and other economic considerations;

                  (xi) disclosure of all price assumptions, together with a market analysis;

                  (xii)    a transportation cost analysis;

                  (xiii) a proposed procedure or method of disposing of tailings as required under the environmental and mining laws of all Governmental Authorities having jurisdiction;

                  (xiv) a detailed discussion and analysis of governmental requirements with respect to the development of a mine on the Property including time schedules;

                  (xv) a discounted cash flow (net of income taxes) and return on investment analysis, including an economic forecast for the life of the proposed mine; and

                  (xvi)    appropriate sensitivity analyses.

         "Governmental Authority" means any federal, provincial, municipal or other governmental department, commission, board, bureau, agency, government-owned corporation or instrumentality, or any court having jurisdiction.

         "Initial  Contributions"  shall have the  meanings set forth in section
         7.1.

         "Initial Participating Interests" shall mean the Initial Participating Interest of each Participant as set forth in section 7.2.

         "Management  Committee"  shall  mean the  committee  established  under
         Article 8.

         "Manager" shall mean the person or entity appointed under Article 9 to manage Operations and any successor Manager.

         "Mining" shall mean the mining, extracting, producing, treating, handling, milling or other processing of Products.

         "Non-Manager's  Program and Budget" shall have the meaning set forth in section 10.2.

         "Operations" shall mean Exploration, Development, Mining and all other activities carried out pursuant to this Agreement.

         "Party" shall mean Halo or Goldcorp, as the case may be and "Parties" means such parties together.

         "Participant" and "Participants" mean the Persons that from time to time have Participating Interests being initially, Goldcorp and Halo.

         "Participating Interest" shall mean the percentage interest representing the ownership interest of a Participant in and to the Assets and all other rights and obligations arising under this Agreement, as such interest may from time to time be adjusted hereunder.

         "Patented Property" means the interests of the Participants in and to the patented mining claims described in Schedule "II".

         "Penalty Amount" shall have the meaning set forth in section 7.8(a).

         "Permitted Encumbrances" shall have the meaning set forth in the Option Agreement.

         "Person" shall mean any natural person, partnership, company, corporation, unincorporated association, joint venture, trust, trustee, Governmental Authority or other entity howsoever designated or constituted.

         "Prime Rate" shall mean the  interest  rate quoted from time to time as
         "Prime"  by  The   Toronto-Dominion   Bank  to  its  most  creditworthy
         customers.

         "Products" shall mean all ores, minerals and mineral products located on, in or under or delivered from the Property and all beneficiated and other products produced therefrom under this Agreement.

         "Program" shall mean a description in reasonable detail of Operations to be conducted and objectives to be accomplished by the Manager with respect to the Property.

         "Property" shall mean the Unpatented Property, the Seventy-Five % Claims and the Patented Property collectively.

         "Seventy-Five % Claims" means the leasehold patent mining claims KRL47707 and KRL47708 described in Schedule "I".

         "Transfer" when used as a verb, shall mean to sell, grant, assign, or otherwise dispose of, directly or indirectly, including through mergers, consolidations or asset purchases and when used as a noun, shall mean a sale, grant, assignment, or disposal or the commitment to do any of the foregoing, directly or indirectly, including through mergers, consolidation or asset purchase.

         "Unpatented Property" means the unpatented mining claims and leased mining claims described in Schedule "I", save and except for the Seventy-Five % Claims.

         "Venture" shall mean the business arrangement of the Participants under this Agreement.

         "Work" means Exploration, Development or Mining work performed exclusively on or directly in relation to the Property or Products by or through the Manager for the benefit of and on the account of the Venture and the Participants, in accordance with the terms of this Agreement.

1.2 GENDER AND EXTENDED MEANINGS. In this Agreement all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be construed as agreeing with the required word and pronoun. In this Agreement words importing the singular number include the plural and vice versa.

1.3 CURRENCY. All references to currency in this Agreement, including "dollars" and "$", are in Canadian funds.

1.4 BUSINESS DAYS. All references in this Agreement to business days are to days excluding Saturdays, Sundays and banking or statutory holidays in the Province of Ontario.

1.5 PERIOD OF TIME/TIME OF ESSENCE. When calculating the period of time within which or following which any act is to be done or step is to be taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next business day. Time is of the essence of this Agreement.

1.6 SECTION HEADINGS. The section and other headings contained in this Agreement or in the Schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

2.       SCHEDULES

2.1 SCHEDULES. The following are the schedules attached to and incorporated in this Agreement by reference and deemed to be a part hereof:

         Schedule "I"    -    Description of the Unpatented Property
         Schedule "II"   -    Description of the Patented Property
         Schedule "III"  -    Accounting Procedure
         Schedule "IV"   -    Net Smelter Returns Royalty Interest
         Schedule "V"    -    Rules for Arbitration

3.       REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATION AND WARRANTIES OF THE PARTIES. Each Party hereby represents and warrants to the other Party as follows and acknowledges that the other Party is relying on such representations and warranties in entering into this Agreement:

         (a) It is a company duly existing under the laws of its governing jurisdiction and it is duly organized and validly subsisting under such laws.

         (b) It has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder and thereunder.

         (c) It has duly obtained all corporate and regulatory authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein and therein contemplated does not conflict with or result in a breach of any covenants or agreements contained in, or constitute a default under or result in the creation of any Encumbrance under, the provisions of its constating documents or any shareholders' or directors' resolution or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound and does not contravene any applicable laws of any Governmental Authority.

         (d) This Agreement has been duly executed and delivered by it and is valid, binding and enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, and other laws of general application limiting the enforcement of creditors rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of a court.

         (e) It has not committed an act of bankruptcy, is not insolvent, has not proposed a compromising arrangement to its creditors generally, has not had any petition for a receiving order in bankruptcy filed against it, has not made a voluntary assignment in bankruptcy, has not taken any proceedings with respect to a compromise or arrangement, has not taken any proceeding to have itself declared bankrupt or wound-up, has not taken any proceeding to have a receiver appointed in respect of any part of its assets, has not had any encumbrancer take possession of any of its property and has not had any execution or distress become enforceable or become levied upon any of its property.

         (f) As of the Effective Date it owns its right, title and interest in and to the Property free and clear of all Encumbrances, other than the Permitted Encumbrances.

4.       COMMENCEMENT OF AGREEMENT

4.1 EFFECTIVE DATE. This Agreement shall be operative and shall take effect as of the Effective Date.

5.       NAME, PURPOSES AND TERM

5.1 GENERAL. The Parties hereby enter into this Agreement for the purposes herein stated. All of the Participants' rights with respect to the Assets and all of the Operations on or in connection with the Property shall be subject to and governed by this Agreement.

5.2 NAME. The name of the Venture may be as determined by mutual agreement of the Participants in writing.

5.3 PURPOSES. The Venture shall be entered into for the following purposes and shall serve as the exclusive means by which the Participants or either of them accomplish such purposes:

         (a)      To conduct Exploration on, in and under the Property.

         (b)      To engage in Development and Mining on the Property.

         (c)      To evaluate the possible further Development of the Property.

         (d) To perform any other activity necessary, appropriate or incidental to any of the foregoing.

Unless the Participants otherwise agree in writing, Operations shall be limited to the purposes described in this section.

5.4 TERM OF THE VENTURE. The term of the Venture shall be for 50 years from the Effective Date and for so long thereafter as Products are produced from the Property unless this Agreement is terminated earlier as herein provided. If any right, power or interest of any Party under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of 20 years after the death of the last survivor of all the lineal descendants of Her Majesty, Queen Elizabeth II of England, living on the date of this Agreement.

5.5 FISCAL YEAR. The fiscal year end of the Venture shall be December 31 commencing on December 31 in the year in which this Agreement takes effect, unless otherwise determined in accordance with the terms of this Agreement.

6.       RELATIONSHIP

6.1 NO PARTNERSHIP. Nothing contained in this Agreement shall be deemed to constitute either Party the partner of the other nor, except as otherwise herein expressly provided, to constitute either Party the agent or legal representative of the other nor to create any fiduciary relationship between the Parties. It is not the intention of the Parties to create nor shall this Agreement be construed to create any mining, commercial or other partnership. Neither Party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Party except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the Parties shall be several and not joint or collective. Each Participant shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein, it being the express purpose and intention of the Participants that their ownership of Assets and their respective rights acquired under this Agreement shall be as tenants in common. Each Party shall indemnify, defend and hold harmless the other Party, its directors, officers and Agents from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying Party or any of its directors, officers and Agents done or undertaken or apparently done or undertaken on behalf of the other Party, except pursuant to the authority expressly granted herein or as otherwise agreed in writing between the Parties.

6.2 OTHER BUSINESS OPPORTUNITIES. Except as expressly provided in this Agreement, each Party shall have the right independently to engage in and receive full benefits from other business activities, whether or not competitive with Operations, without consulting the other Party. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture or operation of either Participant and, except as expressly provided in this Agreement, neither Party shall have any obligation to the other with respect to any opportunity to acquire property at any time. Unless otherwise agreed in writing by the Participants, neither Participant shall have any obligation to mill, beneficiate or otherwise treat any Products or any other Participant's share of Products in any facility owned or controlled by such Participant.

6.3 TITLE. Title to the Assets shall be held jointly in the name of the Participants in accordance with their Initial Participating Interests provided, however, that each of the Participants shall be entitled to file and record such documents as may be required to document or provide notice of its Participating Interest in and to any or all of the Assets.

6.4 WAIVER OF RIGHT TO PARTITION. The Participants hereby waive and release all rights of partition or of sale in lieu thereof or other division of the Assets including any such rights provided by statute.

6.5 PREPARATION OF TECHNICAL REPORTS. Nothing in this Agreement will obligate either Party to (i) prepare, or assist the other Party in the preparation of, any technical report or reports relating to the Property that the other Party might be required to prepare and file with any Canadian regulatory authority at any time pursuant to National Instrument 43-101 "Standards of Disclosure for Mineral Projects", or any similar regulatory policy; or (ii) provide the services of, or assist the other Party in procuring the services of, a "qualified person" (as that term is defined in National Instrument 43-101) to produce, or to oversee the production of, any such technical report or reports.

7.       INTERESTS OF PARTICIPANTS

7.1 INITIAL CONTRIBUTIONS. The value of each Participant's initial contribution (an "Initial Contribution") shall be deemed to be as set forth below, notwithstanding the provisions of the Option Agreement or the amounts spent by each Participant in acquiring its right, title and interest in and to the Property:

                  Halo       -       $3,000,000
                  Goldcorp   -       $2,000,000

In the event that Goldcorp exercises its Back-in Right pursuant to section 7.3, the value of each Participants Initial Contribution shall be deemed to be as set forth below:

                  Halo       -       $3,000,000
                  Goldcorp   -       $5,571,428.50

7.2      INITIAL   PARTICIPATING   INTERESTS.   Subject  to  section   7.3,  the
Participants shall have the following initial Participating Interests (an "Initial Participating Interest"):

                  Halo       -       60%
                  Goldcorp   -       40%

In the event that Goldcorp exercises its Back-in Right pursuant to section 7.3, the Participants shall have the following Initial Participating Interests:

                  Halo       -       35%
                  Goldcorp   -       65%

7.3 BACK-IN RIGHT. For a period of ninety (90) days following the date of this Agreement, Goldcorp shall, at its sole discretion, have the right to elect by notice in writing delivered to Halo to exercise the right (the "Back-in Right") to acquire from Halo (i) a twenty-five (25%) percent interest in and to the Unpatented Property such that Goldcorp will thereafter have a sixty-five (65%) percent undivided recorded and beneficial interest in and to the Unpatented Property and Halo will have a thirty-five (35%) percent undivided recorded and beneficial interest in and to the Unpatented Property, (ii) an eighteen and three-quarters (18.75%) percent interest in and to the Seventy-Five % Claims such that Goldcorp will thereafter have a forty-eight and three quarters (48.75%) percent undivided registered and beneficial interest in and to the Seventy-Five % Claims and Halo will have a twenty-six and one-quarter (26.25%) percent undivided registered and beneficial interest in and to the Seventy-Five % Claims and (iii) a twelve and one-half (12.5%) percent interest in and to the Patented Property such that Goldcorp will thereafter have a thirty-two and one-half (32.5%) percent undivided registered and beneficial interest in and to the Patented Property and Halo will have a seventeen (17.5%) percent undivided registered and beneficial interest in and to the Patented Property, by giving notice of such election in writing to Halo and by paying Halo $6,000,000.00 on or before the expiration of such ninety (90) day period. If Goldcorp advises Halo in writing that it does not intend to exercise the Back-in Right or fails to give such a notice and make such payment within the ninety (90) day time frame for doing so, Halo shall issue and deliver one million (1,000,000) fully paid and non-assessable common shares of Halo, free and clear of all Encumbrances (the "Option Shares") to Goldcorp in accordance with and subject to section 7.4 below.

7.4      OPTION SHARES.

         (a) For the purposes of section 7.3, the Option Shares issued shall be deemed to have a value per share equal to the volume weighted average closing price of Halo's common shares on the TSX Venture Exchange for the thirty trading days immediately prior to the date that Goldcorp advises Halo that it will not exercise the Back-in Right or otherwise fails to exercise the Back-in-Right. If Goldcorp does not exercise the Back-in Right, Halo shall take all necessary corporate action to issue and deliver the Option Shares to Goldcorp and to record the Option Shares on the books of Halo in the name of Goldcorp. Halo shall comply with applicable securities laws in connection with the issuance of such Option Shares.

         (b) The Option Shares to be issued by Halo to Goldcorp shall be subject to all applicable hold periods required by applicable securities laws and the TSX Venture Exchange (not to exceed four months from the date of issuance). The issuance of any Option Shares shall be conditional upon Halo obtaining all regulatory consents or approvals being received, including those of the TSX Venture Exchange and Halo will ensure that all filings required to be made with all applicable securities regulatory authorities are made in a prompt and timely manner to allow for the issuance of the Option Shares on a basis that is exempt from all prospectus and registration requirements under applicable securities laws. In the event that Halo is unable to issue the Option Shares to Goldcorp on an exempt basis within ten business days of the date Goldcorp advises Halo that it will not exercise the Back-in Right or otherwise fails to exercise the Back-in Right, Halo shall promptly pay Goldcorp the cash value of the Option Shares, as determined in accordance with section 7.4(a), in cash, by certified cheque or wire transfer in immediately available funds.

         (c) The Option Shares shall be listed and posted for trading on the TSX Venture Exchange at the time they are issued and delivered to Goldcorp in accordance with the terms hereof.

         (d) At the time of issuance of the Option Shares, Halo will be for the preceding four months a reporting issuer, not in default of the requirements of the SECURITIES ACT (British Columbia) and no order ceasing or suspending trading in any securities of Halo will have been issued or pending.

         (e) Halo represents and warrants to Goldcorp that (i) the outstanding common shares of Halo are listed and posted for trading on the TSX Venture Exchange; and (ii) Halo has obtained regulatory and TSX Venture Exchange conditional pre-approval of the issuance and delivery of the Option Shares.

7.5 CASH CONTRIBUTIONS. Subject to any election permitted by section 7.7 the Participants shall be obligated to contribute funds to approved Programs and Budgets in proportion to their respective Participating Interests.

7.6 CHANGES IN PARTICIPATING INTERESTS. The Participants' Participating Interests shall be changed as follows:

         (a)      In the  event of an  election  by a  Participant  pursuant  to section 7.7 to not contribute to an approved Program and Budget or contribute to Expenditures which are a part of an approved Program and Budget less than the percentage reflected by its then current Participating Interest; or

         (b) In the event of default by a Participant in making its agreed contribution to an approved Program and Budget; or

         (c) In the event of an acquisition of less than all of the Participating Interest of any Participant however arising.

7.7 VOLUNTARY REDUCTION IN PARTICIPATION. A Participant may elect not to contribute to an approved Program and Budget or to limit its contributions toward Expenditures which are a part of an approved Program and Budget to some amount less than its respective Participating Interest (other than in respect of the then current Program and Budget to the extent to which such Participant has previously elected to contribute). If a Participant elects not to contribute to an approved Program and Budget or elects to contribute to an approved Program and Budget some amount toward Expenditures less than its Participating Interest, the Participating Interest of that Participant shall be recalculated at the time of such election by dividing the sum of, (i) such Participant's Initial Contribution set forth in section 7.1, (ii) the total of all of such Participant's contributions toward the Venture's Expenditures to the date of such election, and (iii) the amount, if any, that such Participant elects to contribute toward the Venture's Expenditures in the approved Program and Budget, by the sum of (i), (ii) and (iii) above for both Participants; and then multiplying  the  result  by  100.  The  Participating  Interest  of  the  other
Participant shall thereupon become the difference between 100% and the recalculated Participating Interest of the Participant that made such election pursuant to this section 7.7.

7.8      DEFAULT IN MEETING CASH CALLS.

         (a) If a default by a Participant in paying a cash contribution toward an approved Program and Budget for which a Participant has agreed to contribute is not cured within 15 days after notice from the Manager to such defaulting Participant of the default, the defaulting Participant shall have until the date that is 30 days after the date of receipt of such notice to cure the default by paying the Manager an amount equal to the amount of the cash contribution for which the Participant is in default plus interest calculated at the Prime Rate plus two percent calculated from the date of such default to the date of payment (in the aggregate the "Penalty Amount"). During the period of default commencing after the initial 15-day period, the Manager shall be entitled to any proceeds from the defaulting Participant's share of Products during such 30 day period to fund the required cash call up to a maximum of the Penalty Amount. If such proceeds are sufficient to pay the entire Penalty Amount, the defaulting Participant shall be deemed to have cured the default. If such proceeds are insufficient to pay the entire Penalty Amount, the defaulting Participant may cure the default by paying to the Manager, the difference between the Penalty Amount and the amount received from such proceeds within the 30-day period for curing such default.

         (b) If a Participant defaults in paying a cash contribution pursuant to this Agreement then, in its sole discretion, the non-defaulting Participant may advance the defaulted amount on behalf of the defaulting Participant and treat such amount, together with accrued interest thereon, as a demand loan bearing interest at the Prime Rate plus two percent from the date of such advance until repaid. Failure by the defaulting Participant to repay the loan upon demand shall be a default in paying a cash contribution under this Agreement.

         (c) In the event of the failure of a Participant to cure a default in paying a cash contribution in accordance with the terms of sections 7.8(a) and (b) above, then the defaulting Participant's Participating Interest shall be diluted in accordance with section 7.7 above.

7.9 ELIMINATION OF MINORITY INTEREST. Upon the dilution of a Participating Interest to less than 10%, such Participating Interest shall convert to a 1.5% Net Smelter Returns Royalty interest and the Participant whose Participating Interest is so converted shall be entitled to receive ongoing royalty payments equal to 1.5% of net smelter returns as calculated and paid in accordance with the terms set out in Schedule "IV", and subject as set out in section 7.10 below, such Participant shall be relieved of all obligations to contribute to Programs and Budgets, shall be relieved of its share of any liabilities, costs, penalty or fine arising out of Operations conducted after such conversion and shall forfeit all of its rights under this Agreement, including the right to have its representatives appointed as members of the Management Committee, the right to receive notice of and to attend at Management Committee Meetings, the right to become Manager, and the right to receive and participate in Feasibility Studies and Programs and Budgets, except for the rights under this section 7.9 and Schedule "IV" attached hereto.

7.10 CONTINUING LIABILITIES UPON ADJUSTMENT OF PARTICIPATING INTERESTS. Any reduction or conversion of a Participant's Participating Interest under this
Article 7 shall not relieve such Participant of its share of any liability, cost, penalty or fine arising out of Operations conducted prior to such reduction provided that notwithstanding the foregoing, upon the conversion of a Participating interest to a Net Smelter Returns Royalty interest pursuant to section 7.9, the holder of such Net Smelter Returns Royalty interest shall not be obligated to pay or incur any expense or liability related to the costs of the closure of any mine or processing facility located on the Property or related to rehabilitation or reclamation of the Property upon the closure of such mine or processing facility located on the Property. For the purposes of this Article 7, such Participant's share of such liability, cost, penalty or fine shall be equal to its Participating Interest at the time the liability, cost, penalty or fine was incurred and shall continue thereafter to be equal to its Participating Interest at the time such liability, cost, penalty or fine was incurred. The increased Participating Interest accruing to a Participant as a result of the reduction of another Participant's Participating Interest shall be free of Encumbrances other than those existing at the date of this Agreement or those arising out of Operations or to which both Participants have given their written consent. At any time upon the request of any other Participant, a Participant whose Participating Interest has been adjusted, shall execute and acknowledge such instruments and perform such acts as may be necessary to evidence such adjustment, including in such form as may be necessary for recording or registering notice of such adjustment in the relevant public offices of all Governmental Authorities having jurisdiction.

8.       MANAGEMENT COMMITTEE

8.1 ORGANIZATION AND COMPOSITION. The Participants hereby establish a Management Committee to determine overall policies, objectives, procedures, methods and actions under this Agreement. The Management Committee shall be constituted as at the Effective Date. The Management Committee shall consist of two members appointed by each of the Participants. Each Participant may appoint one or more alternates to act in the absence of a regular member. Any alternate so acting shall be deemed a member of the Management Committee. Appointments shall be made or changed by notice to the other Participant.

8.2 DECISION. Each Participant acting through its appointed members shall have the number of votes on the Management Committee equal to its Participating Interest. Unless otherwise provided in this Agreement, decisions of the Management Committee shall be determined by a majority vote and the Manager shall have a tie or casting vote.

8.3 MEETING. The Management Committee shall hold regular meetings at least every three months in Vancouver, British Columbia or at such other locations agreed to by the Participants. The Manager shall give 30 days' advance notice to the Participants of such regular meetings. Additionally, either Participant may call a special meeting upon 15 days' advance notice to the Manager and the other Participant. In the case of an emergency, reasonable notice of a special meeting shall suffice. A quorum of the Management Committee shall consist of at least one member representing each Participant present at a duly called meeting of the Management Committee or in attendance by telephone conference. Each notice of a meeting shall include an itemized agenda prepared by the Manager in the case of a regular meeting or by the Participant calling the meeting in the case of a special meeting, but any matters may be considered with the consent of both Participants. The Manager shall prepare detailed minutes of all meetings and shall distribute copies of such minutes to the Participants within 15 days after each meeting. Failure by a Participant to sign or furnish written detailed notice of objection to the minutes within 15 days after receipt from the Manager shall be deemed acceptance of such minutes by the Participants. When signed or deemed accepted by both Participants, the minutes shall be the official record of the decisions made by the Management Committee and shall be binding on the Manager and the Participants. If personnel employed in Operations are required to attend a Management Committee meeting, reasonable costs incurred in connection with such attendance shall be a Venture cost. All other costs shall be paid by the Participants individually.

8.4 ACTION WITHOUT MEETING. In lieu of meetings, the Management Committee may hold telephone conference meetings provided that all decisions of the Management Committee are immediately confirmed in minutes in writing by the Manager and distributed for review, objection and accepted by the Participants in accordance with section 8.3.

8.5 MATTERS REQUIRING APPROVAL. Except as otherwise provided by this Agreement, the Management Committee shall have exclusive authority to determine all management matters related to this Agreement.

8.6 MATTERS REQUIRING UNANIMOUS APPROVAL. Notwithstanding any other provision of this Agreement the following matters shall require the unanimous approval of the Management Committee and the Manager shall not have a tie or casting vote with respect to such items:

         (a)      Changing the fiscal year end of the Venture.

         (b) Selling or otherwise disposing of all or substantially all of the Assets or any Asset or Assets or Surplus Material in accordance with Section IV of the Accounting Procedure.

         (c)      Entering  into  any   transaction   with  an  Affiliate  of  a
                  Participant or any party related to a Participant other than on an arm's length basis.

         (d) Entering into any acquisition or investment other than in the ordinary course of the business of the Venture.

         (e) Executing and delivering any agreement with respect to the disposition or encumbrance of all or any part of the Property.

         (f)      Carrying on any business other than Operations.

         (g) Giving financial assistance to any Participant or Affiliate of a Participant or any associate or other related party thereof.

         (h) Commencing any litigious or administrative claim for an amount in excess of $50,000.00.

         (i)      Amending this Agreement.

         (j)      Appointing the Auditor.

8.7 PARTICIPANT MAY REQUIRE OPERATIONS TO BE SHUT DOWN. Either Participant shall be entitled, by notice in writing to the Manager and the other Participant, to require that Operations be suspended if such Participant can demonstrate (as set forth in such notice) that its proportionate share of Expenditures based on its Participating Interest has exceeded its proceeds from the sale of Products for a period of three consecutive months. If such notice is given to the Manager, the Manager shall prepare a Program and Budget for placing the mine on care and maintenance and shall convene a meeting of the Management Committee to approve such Program and Budget.

8.8 RESUMPTION OF OPERATIONS. If at any time after the suspension of Operations pursuant to section 8.7, the Manager determines that the mine can be placed back into Commercial Production with the Participants' proportionate share of Expenditures based on its Participating Interest being not more than 80% of the proceeds which they should realize on the sale of their share of Products, the Manager shall prepare a Program and Budget for the resumption of Operations and shall convene a meeting of the Management Committee to approve such Program and Budget.

8.9 MINE MAINTENANCE PLAN. In addition to the rights of the Participants under section 8.7, the Manager may, at any time subsequent to the commencement of Commercial Production, on at least 30 days notice to all Participants, recommend that the Management Committee approve the suspension of Mining Operations. In considering whether to make such a recommendation, the Manager will take into account good and reasonable mining, environmental and commercial reasons for making the recommendations but will not make a recommendation on the basis of matters particular to the party acting as Manager. The Manager's recommendation will include a Program and Budget (the "Mine Maintenance Plan"), in reasonable detail, of the activities to be performed to maintain the Assets during the period of suspension and the Expenditures to be incurred. The Management Committee may:

         (a) if the Mine Maintenance Plan provides for a suspension of 180 days or less, then by simple majority; or

         (b) if the Mine Maintenance Plan provides for a suspension of more than 180 days, then by unanimous approval,

approve the Mine Maintenance Plan with such changes as the Management Committee deems necessary. If the Management Committee approves the Mine Maintenance Plan, with or without modifications, then the Participants will be committed to pay their proportionate share of Expenditures incurred in connection with the Mine

Maintenance Plan based on their then Participating Interest. The Manager will call a meeting of the Management Committee upon the reasons for the suspension of Mining Operations ceasing to have effect and, in any event, within 90 days of approval of the Mine Maintenance Plan. The Management Committee may cause Mining Operations to be resumed at any time (for greater certainty, by unanimous approval if the suspension has lasted for more than 180 days) and will take all reasonable steps to cause Mining Operations to be resumed upon the reasons for the suspension of Mining Operations ceasing to have effect.

8.10 MINE CLOSURE PLAN. The Manager may, at any time following a period of at least 180 days during which Mining Operations have been suspended, upon at least 30 days notice to all Participants, recommend that the Management Committee approve the permanent termination of Mining Operations. The Manager's recommendation will include a Program and Budget (the "Mine Closure Plan"), in reasonable detail, of the activities to be performed to cease Mining Operations and reclaim the Property and the estimated Expenditures to implement the Mine Closure Plan. The Management Committee may approve the Manager's recommendation by unanimous approval with such changes to the Mine Closure Plan as the Management Committee deems necessary.

8.11 IMPLEMENTATION OF MINE CLOSURE PLAN. If the Management Committee unanimously approves the Mine Closure Plan, then the Manager will:

         (a) implement the Mine Closure Plan, whereupon the Participants will be committed to pay their proportionate share of the Expenditures required to implement that Mine Closure Plan based on their then Participating Interest; and

         (b) remove, sell and dispose of such Assets as may reasonably be removed and disposed of profitably and such other Assets as the Manager may be required to remove pursuant to applicable environmental and mining laws.

8.12 NON-APPROVAL OF MINE CLOSURE PLAN. If the Management Committee does not approve the Mine Closure Plan, then the Manager will, unless obliged to implement the Mine Closure Plan by order or direction of applicable Government Authorities, maintain Mining Operations in accordance with the Mine Maintenance Plan as approved pursuant to Section 8.9. If the Mining Operations have been suspended for a period of one year or more and the Management Committee does not approve a Mine Closure Plan, either Participant may refer the matter to arbitration in accordance with section 15.1.

9.       MANAGER

9.1 APPOINTMENT. Commencing on the Effective Date, and provided that Halo holds a minimum 50% Participating Interest in the Venture, Halo shall be entitled to be and is hereby appointed to be the Manager of the Venture, which Manager shall have overall management responsibility for Operations, and Goldcorp hereby agrees to such appointment. In the event that Goldcorp exercises the Back-in Right, and provided that Goldcorp holds a minimum 50% Participating Interest in the Venture, Goldcorp shall be entitled to be and is hereby appointed to be the Manager of the Venture. Any other Participant shall be entitled to be Manager if such other Participant shall acquire a minimum 51% Participating Interest in the Venture.

9.2 POWERS AND DUTIES OF MANAGER. Subject to the general oversight and direction of the Management Committee, the Manager is vested with the full authority to manage and carry out the day to day management of the Property and to conduct all Operations pursuant to the terms of this Agreement and the most recently approved Program and Budget. The Manager agrees to carry out its duties as Manager itself or through its Agents in accordance with the terms and intent of this Agreement and on behalf of and for the account of the Participants in accordance with their Participating Interests. Without limiting the generality of the foregoing, the Manager shall have the following powers and duties:

         (a)      The Manager shall manage, direct and control Operations.

         (b) The Manager shall implement the decisions of the Management Committee, make all expenditures necessary to carry out approved Programs and promptly advise the Management Committee if it lacks sufficient funds to carry out its responsibilities under this Agreement.

         (c) The Manager shall: (i) purchase or otherwise acquire all material, supplies, equipment, water, utility and transportation services required for Operations on the best terms available, taking into account all of the circumstances;
                  (ii) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and (iii) keep the Assets free and clear of all Encumbrances except for those existing at the time of or created concurrent with the acquisition of such Assets, the terms of any leases and permits related to the Property and those encumbrances contemplated in this Agreement, any construction, mechanic's or materialmen's liens which shall be released or discharged in a diligent manner by the Manager or Encumbrances specifically approved by the Management Committee.

         (d) The Manager shall preserve and protect title to the Property at all times (including the renewal of any and all related leases, mining claims, permits, licences or other approvals or grants of interest as required) and shall conduct such title examinations and cure such title defects as may be advisable in the reasonable judgment of the Manager.

         (e) The Manager shall: (i) make or arrange for all payments required by all leases, licenses, permits, contracts and other agreements related to the Assets; (ii) pay or arrange for payment of all taxes, assessments and like charges on Operations and Assets except taxes determined or measured by a Participant's sales revenue or net income (if authorized by the Management Committee, the Manager shall have the right to contest in court or otherwise, the validity or amount of any taxes, assessments or charges if the Manager deems them to be unlawful, unjust, unequal or excessive or to undertake such other steps or proceedings as the Manager may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof, but in no event shall the Manager permit or allow title to the Assets to be lost as the result of the non-payment of any taxes, assessments or like charges); and
                  (iii) do or cause to be done all other acts reasonably necessary to maintain the Assets and to maintain the title thereto in good standing including, without limitation, the performance of all assessment and other Work that is required by applicable law.

         (f) The Manager shall: (i) apply for all permits, licenses and approvals necessary to conduct Operations; (ii) use reasonable best efforts to comply with all laws, regulations, orders or policy directions of any Governmental Authority having jurisdiction; (iii) notify promptly the Management Committee of any allegations of substantial violation of the foregoing; and (iv) prepare and file all reports or notices required for or arising out of the conduct of Operations.

         (g) With respect to any joint sale or other joint disposition of Products that may be agreed to pursuant to section 12.1, procure and negotiate on behalf of the Participants such contracts as are required, deposit the proceeds from such sales to the account of the Venture to the extent applicable under the terms of this Agreement and distribute the surplus proceeds to the Participants in accordance with their respective Participating Interests.

         (h) Invest all cash contributions and other revenues of the Venture for the benefit of the Venture and the participants and any undistributed proceeds of the sale of Product for the benefit of the Participants on such basis as will maximize the returns on such investments but will enable the Manager and the Venture to comply with their contractual obligations and to exercise their contractual rights, including pursuant to the terms of this Agreement.

         (i) The Manager shall prosecute and defend, but shall not initiate without the consent of the Management Committee, all litigation or administrative proceedings arising out of the conduct of Operations. The other Participant shall have the right to participate in such litigation or administrative proceedings at its own expense. The other Participant shall approve in advance any settlement of litigation or administrative proceedings involving payments, commitments or obligations of the Venture in excess of $50,000.00.

         (j) The Manager shall obtain or arrange and keep in force insurance for the benefit of the Participants, including comprehensive general public liability and property damage insurance and automobile insurance, insuring against claims for bodily injury or death or property damage arising out of or resulting from Operations, in such amounts and covering such claims, losses and risks as will adequately protect the interests of the Participants, including by enabling the Manager to repair or cause to be repaired or rebuilt all Facilities on the Property and to continue operations of any mine or mineral processing facility relating thereto, all in accordance with sound mining practice and customary industry standards.

         (k) The Manager may dispose of Assets (other than the Property or part thereof) whether by abandonment, surrender or Transfer in the ordinary course of business but subject to the terms of this Agreement, including the Accounting Procedure. The

                  Manager   shall  not  enter  into  any  sales   contracts   or
                  commitments for Product without the prior authorization of each Participant in respect of its share of Product.

         (l) The Manager shall prepare and shall file after approval of the Management Committee any tax returns or other tax filings required to be filed on behalf of the Venture. With respect to the Goods and Services Tax (the "GST") under Part IX of the EXCISE TAX ACT S.C. 1990, c.45, (the "Act"), the Manager shall account for all GST in respect of any supplies made to or by the Venture. The Participants shall be registrants and will each execute and provide to the Manager a joint venture election (the "Election") pursuant to section 273 of the Act, confirming that the Manager shall account for all GST in respect of any supplies made to or by the Venture and the Manager shall file the Election with Revenue Canada, Customs and Excise along with the Manager's return as and when required under Part IX and section 273 of the Act. Accounting for GST shall include paying GST on all taxable purchases and claiming the corresponding input tax credits on behalf of the Venture.

         (m) The Manager shall have the right to carry out its responsibilities hereunder through its Agents, but shall be and remain liable during the term of this Agreement for any acts or omissions of its Agents.

         (n) The Manager shall keep and maintain all required accounting and financial records pursuant to Canadian generally accepted accounting principles, the Accounting Procedure and in accordance with customary accounting practices in the mining industry.

         (o) The Manager shall keep the Management Committee advised of all Operations by submitting in writing to the Management
                  Committee:   (i)  monthly   progress  reports  in  respect  of
                  Operations which reports shall include statements of Expenditures and comparisons of such Expenditures to the adopted Program and Budget and all other pertinent data including, without limitation, drill and assay results, survey results, geological and reserve figures and production reports; (ii) periodic summaries of data acquired as reasonably required by the Participants; (iii) copies of all reports concerning Operations, including the immediate delivery to the Management Committee of all significant results; (iv) a detailed final report within 30 days after completion of each Program and Budget which shall include comparisons between actual and budgeted Expenditures and comparisons between the objectives and results of the Program; and (v) such other reports as the Management Committee may request. At all reasonable times the Manager shall provide the Management Committee or the representative of any Participant access to and the right to copy all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records and other information acquired in Operations. In addition, the Manager shall allow the other Participant, at its sole risk and expense and subject to reasonable safety regulations, to inspect the Assets and Operations at all reasonable times, provided that such inspection does not unreasonably interfere with Operations.

         (p) The Manager shall undertake all other activities reasonably necessary to fulfill its obligations as Manager under this Agreement and shall undertake and is hereby empowered on behalf of the Venture to take all such other actions and do all such other things as are reasonably necessary to advance and conduct the business of the Venture.

         (q) The Manager shall keep the financial and accounting records, to the extent and in such detail and at such places as the Management Committee may determine, such books and records pertaining to the Venture and Operations and to the costs and expenses thereof and the performance of the Manager hereunder, and to the receipt and disposition of proceeds from any joint sales agreed to pursuant to section 12.1, as will properly reflect, in accordance with generally accepted accounting principles in Canada, to the extent applicable and not in conflict with the provisions hereof, all transactions of the Manager in relation to the Venture and Operations and the performance of its duties hereunder and all costs paid by it in the performance thereof and for which it will seek reimbursement hereunder, all of which books and records shall be made available to each of the Participants and the Management Committee, upon reasonable notice and at all reasonable times, for inspection, audit and reproduction. As soon as possible after the close of each fiscal year of the Venture, all the books and accounts of the Manager relating to the Venture and Operations for such fiscal year of the Venture shall be audited by the Auditor at the expense of the Venture and Operations and copies of the report of the Auditor shall be provided to each Participant within 60 days of each fiscal year end. Any claim of a Participant against the Manager, and vice versa, relating to any transactions during the period covered by such audit shall be made within two years after the receipt of such audit report by the Participant.

         (r) Upon termination of the Venture, the Manager shall, at the cost and expense of the Venture, be responsible for the rehabilitation and reclamation of the Property as required by applicable environmental and mining laws and to the standard required by all Governmental Authorities having jurisdiction including, without limitation, filing or posting or causing to be filed or posted, all letters of credit, surety, bonds or other forms of security for all reclamation or rehabilitation obligations of the Venture as may be required by any Governmental Authority having jurisdiction.

9.3 STANDARD OF CARE. The Manager shall conduct all Operations in a good, workmanlike and efficient manner to the best of its ability, skill and judgment in accordance with sound mining and other applicable industry standards and practices and, in accordance with all applicable laws of all Governmental Authorities having jurisdiction and in compliance with the terms and provisions of all leases, licenses, permits, contracts and other agreements relating to the Property.

9.4 RESIGNATION; DEEMED OFFER TO RESIGN. The Manager may resign as Manager of the Venture upon 90 days prior written notice to the other Participant, in which case the other Participant may elect to become the new Manager by notice to the resigning Participant to such effect within 60 days after receipt of the notice of resignation. Such appointment of the new Manager shall take effect immediately upon the resignation of the outgoing Manager taking effect. If any of the following shall occur, the Manager shall be deemed to have offered to resign as Manager, which offer shall be rejected or accepted by the other Participant within 90 days following such deemed offer (and if accepted the other Participant may elect to become the new Manager by notice to the resigning Participant) and in the absence of written acceptance of such resignation by the other Participant within such 90 day period, the Manager shall continue to be Manager hereunder:

         (a) The Participating Interest of the Manager becomes less than 50%;

         (b) The Manager fails to perform a material obligation imposed upon the Manager under this Agreement and fails to commence curing or contesting such default within 30 days after notice from the other Participant demanding performance of such material obligation; or

         (c) The Manager shall generally not pay its debts as such debts become due or has committed an act of bankruptcy, is insolvent, has proposed a compromising arrangement to its creditors generally, has had any petition for a receiving order in bankruptcy filed against it, has made a voluntary assignment in bankruptcy, has taken proceedings with respect to a compromise or arrangement, has taken proceeding to have itself declared bankrupt or wound-up, has taken proceeding to have a receiver appointed of any part of its assets, has had any encumbrancer take possession of any of its property and has had any execution or distress become enforceable or become levied upon any of its property.

9.5 PAYMENTS TO MANAGER. The Manager shall be reimbursed for its costs hereunder in accordance with the Accounting Procedure.

9.6 TRANSACTIONS WITH AFFILIATES. If the Manager engages Affiliates to provide services hereunder, it shall do so on terms no less favourable to such Affiliate than would be the case with unrelated persons in arm's-length transactions.

10.      PROGRAMS AND BUDGETS

10.1 OPERATIONS PURSUANT TO PROGRAMS AND BUDGETS. Except as otherwise provided in section 10.9, Operations shall be conducted, Expenditures shall be made or incurred and Assets shall be acquired only pursuant to approved Programs and Budgets.

10.2 PRESENTATION OF PROGRAMS AND BUDGETS. In each calendar year during the Venture, the Manager shall submit to the Participants, a proposed Program and Budget on or before October 31, covering the period from January 1 to December 31 of the following year or such other period as the Management Committee may unanimously determine having regard to, INTER ALIA, the then current fiscal year end of the Venture. Each approved Program and Budget shall, regardless of the term of such Program and Budget, be reviewed at least once a year at a regular meeting of the Management Committee. If at any time during the term of the Venture no Work is conducted on the Property during any 18 month period, the non-Manager Participant shall have the right to submit to the Manager a proposed Program and Budget for a minimum period of 12 months (the "Non-Manager's Program and Budget"). The Non-Manager's Program and Budget shall be reviewed at a meeting of the Management Committee, which meeting shall be called forthwith for such purpose pursuant to section 8.3.

10.3 REVIEW AND APPROVAL OF PROPOSED PROGRAMS AND BUDGETS. Within 30 days after submission of a proposed Program and Budget or a Non-Manager's Program and Budget, each Participant shall submit to the Management Committee:

         (a) Notice that the Participant approves the proposed Program and Budget or the Non-Manager's Program and Budget, as the case may be; or

         (b) Proposed modifications of the proposed Program and Budget or the Non-Manager's Program and Budget, as the case may be; or

         (c) Notice that the Participant rejects the proposed Program and Budget or the proposed Non-Manager's Program and Budget, as the case may be.

If a Participant fails to give any of the foregoing responses within such 30 day period, such failure shall be deemed to be an approval by the Participant of the Manager's proposed Program and Budget or the Non-Manager's Program and Budget. If a Participant makes a timely submission to the Management Committee pursuant to section 10.3(b) or (c), then the Management Committee shall meet to consider and develop a Program and Budget acceptable to the Participants. If the Management Committee does not unanimously approve a Program and Budget or a Non-Manager's Program and Budget within 30 days after the Manager's receipt of a notice pursuant to section 10.3(b) or (c), a proposed Program and Budget or Non-Manager's Program and Budget may be approved by a majority vote of the Management Committee. If a non-Manager's Program and Budget is not approved or modified and approved by the Management Committee, then the Non-Manager who has proposed the Non-Manager's Program and Budget may submit the matter to arbitration pursuant to Article 15 for determination as to whether such non-approval is reasonable in the circumstances. If a Non-Manager's Program and Budget is approved by the Management Committee, then the same shall be deemed to be a Program and Budget for the purposes of this Agreement.

10.4 PREPARATION OF FEASIBILITY STUDY. At the request of the Management Committee, the Manager shall prepare or have prepared and submit (i) a Feasibility Study, or (ii) a pre-Feasibility Study (which study shall be based on such terms as the Management Committee shall determine), the purpose of which shall be to establish whether a mineralized deposit on the Property is of sufficient size and grade to justify development of a mine and such other related facilities as may be desirable, including, a beneficiation plant for processing Products.

10.5 REQUEST FOR FEASIBILITY STUDY. Any Participant may request the Management Committee to instruct the Manager to prepare or have prepared (i) a Feasibility Study or (ii) a pre-Feasibility Study (which study shall be based on such terms as such Participant shall propose), prepared when, in the reasonable good faith opinion of such Participant, sufficient mineralization has been found to justify preparation of a Feasibility Study or pre-Feasibility Study, and if the Management Committee fails or refuses to direct the Manager to prepare such

Feasibility Study or pre-Feasibility Study, such Participant may at its own expense, prepare and submit such Feasibility Study or pre-Feasibility Study along with its recommendation to the Management Committee.

10.6 APPROVAL OF FEASIBILITY STUDY. The Management Committee shall have ninety (90) days after receipt of any Feasibility Study or pre-Feasibility Study and the recommendations of the Participant commissioning or conducting such Feasibility Study or pre-Feasibility Study to meet and consider, and to approve or reject, the Feasibility Study or pre-Feasibility Study and its recommendations. If the Management Committee approves or makes substantial use of the Feasibility Study or pre-Feasibility Study prepared by a non-Manager in its decision to proceed to place the Property into Commercial Production, it shall reimburse the non-Manager for the reasonable costs of preparing the same. If the Management Committee rejects a Feasibility Study or pre-Feasibility Study, it may in its discretion direct the Manager to perform or have performed such additional work as the Management Committee deems necessary to revise the Feasibility Study or pre-Feasibility Study. In such event, the Manager shall promptly perform such additional work, revise the Feasibility Study or pre-Feasibility Study accordingly and submit it to the Management Committee for approval or rejection.

10.7 ELECTION TO PARTICIPATE. By notice to the Management Committee within 20 days after the final vote of the Management Committee approving a Program and Budget, a Participant may elect to contribute to Expenditures which are a part of such Program and Budget an amount less than its Participating Interest, or to not contribute to such Expenditures at all, in which case the Participating Interests shall be recalculated as provided in section 7.4. If a Participant fails to so notify the Management Committee, the Participant shall be deemed to have elected to contribute to such Program and Budget, including Capital Expenditures, in proportion to its respective Participating Interest as of the beginning of the period covered by the Program and Budget.

10.8 BUDGET DECREASES. If a Program and Budget is subsequently modified to decrease Expenditures by 15% or more, a non-contributing or partially contributing Participant shall have the right to contribute the difference between the amount, if any, it has already contributed and its full proportionate share, based on its Participating Interest prior to the reduction, of the modified Program and Budget and thereby avoid any reduction in its Participating Interest. At such time as the Manager becomes aware that expenditures for the Budget shall be 85% or less than as originally adopted, the Manager shall notify the non-contributing or partially-contributing Participant. Within 30 days thereafter the non-contributing or partially-contributing Participant may notify the Manager of its election to contribute to its full share of the modified Program and Budget. Such notice shall include full payment of the non-contributing or partially-contributing Participant's share of the modified Program and Budget to the date of the payment.

10.9 BUDGET OVERRUNS; PROGRAM CHANGES. The Manager shall immediately notify the Management Committee of any departure from an adopted Program and Budget of an amount equal to ten percent or more of the original budgeted amount of such Program. The Manager may not exceed an approved Program or Budget by more than ten percent without the unanimous approval of the Management Committee and the Manager shall not have a tie or casting vote in respect thereof. If the Manager exceeds an approved Program or Budget by more than ten percent without the unanimous approval of the Management Committee; (i) the Manager shall be solely responsible for Exploration Expenditures which exceed the approved Program or Budget; (ii) the Manager shall advance the non-Manager's proportionate share of

Development Expenditures which exceed the approved Program or Budget and the Manager shall be entitled to receive, for its own benefit, interest at an annual rate equal to the Prime Rate plus one percent calculated from the date of such advance until the date of repayment and shall be entitled to repayment by the non-Manager of such advances on the date that is one year from the date of each such advance; (iii) the Manager shall advance the non-Manager's proportionate share of Mining Expenditures which exceed the approved Program or Budget and the Manager shall be entitled to repayment by Goldcorp of such advances 120 days after the date of each advance.

10.10 EMERGENCY OR UNEXPECTED EXPENDITURES. In the case of an emergency, the Manager may take any reasonable action it deems necessary to protect life, limb or property, to protect the Assets or to comply with all laws, regulations, orders or policy directives of any Governmental Authority having jurisdiction. The Manager may also make reasonable expenditures for unexpected events which are beyond its reasonable control and which do not result from a breach by it of its standard of care. The Manager shall promptly notify the Participants of the emergency or unexpected expenditures and the Manager shall be reimbursed for all resulting costs by the Participants in proportion to their respective Participating Interests at the time the emergency or unexpected expenditures are incurred provided that the Participant that is not the Manager shall have 120 days to contribute its proportionate share of such excess costs.

11.      ACCOUNTS AND SETTLEMENTS

11.1 MONTHLY STATEMENTS. Within 30 days of the end of each calendar month, the Manager shall deliver to each Participant financial statements and other relevant information reflecting in reasonable detail all transactions of the Venture during the preceding month.

11.2 CASH CALLS. The Manager shall, at least seven days but not more than 21 days, prior to the start of each calendar month present to each Participant an invoice based on the most recently approved Program and Budget to each Participant for their proportionate share based on their then Participating Interest of:

         (i)      if  advances   for  the  prior  month  are  less  than  actual
                  Expenditures, an amount equal to actual Expenditures less advances for the prior month; and

         (ii)     estimated Expenditures for the succeeding month; and

         (iii) estimated Expenditures for the second succeeding month to maintain a minimum 30 day cash balance;

         less:

         (iv)     if  advances  for the prior  month  are  greater  than  actual
                  Expenditures,   an  amount  equal  to  advances   less  actual
                  Expenditures for the prior month; and

         (v) estimated Expenditures for the second succeeding month from the prior month billing; and

         (vi) interest or other revenues received by the Manager for the account of the Venture; and

         (vii) any cash receipts from the sale of Assets received by the Manager for the account of the Venture;

         plus or less:

         (viii)   any other adjustment necessary to comply with this Agreement.

Where a monthly invoicing results in a negative amount the Manager shall at the sole option of each Participant, refund to the Participants their proportionate share of the over-contribution or apply such amount as a credit to amounts invoiced for the next ensuing month. The Manager shall use all reasonable efforts to maintain at all times a minimum cash balance approximately equal to the estimated disbursements for the next 60 days.

11.3 SPECIAL CASH CALLS. The Manager may present an invoice at any time to each Participant for significant Expenditures requiring payment in a timely manner that were unforeseen at the time of the prior monthly invoicing and for which such Participant is responsible pursuant to the terms of this Agreement.

11.4 PAYMENT OF CASH CALLS. Each Participant shall advance to the Manager its proportionate share of the invoicing within 15 days of receipt of the invoicing.

11.5 FAILURE TO MEET CASH CALLS. A Participant that fails to meet cash calls in the amount and at the times specified in sections 11.2, 11.3 and 11.4 respectively shall be deemed to be in default of its obligations under this Agreement and the amounts of the defaulted cash call shall bear interest from the date due in accordance with section 7.5 and the non-defaulting Participant shall have those rights, remedies and elections specified in section 7.5.

11.6 AUDITS AND ADJUSTMENTS. The financial records of the Venture shall be audited annually by the Auditor. The Manager shall arrange to have the audit report prepared and distributed to each Participant not later than 60 days after the end of each fiscal year end. Each Participant shall also have the right to audit the Venture's records on reasonable notice to the Manager and at its own expense in accordance with the Accounting Procedure. All claims for adjustment made as a result of audits must be made within twenty-four months of delivery of the audit report to the Participants making the claim.

12.      DISPOSITION OF PRODUCTS

12.1 DIVISION OF PRODUCTION. Each Participant shall take in kind and separately dispose of its Participating Share of all Products produced by the Venture from the Property at their highest state of beneficiation on the Property, and for that purpose shall take delivery of its share of the Products as the same are produced and placed in the storage facilities for the account of such Participant. Individual ownership of its share of said Products shall pass to each Participant concurrently with the taking of delivery thereof in kind. Notwithstanding the foregoing, the Participants may, upon mutual agreement at any time and from time to time, jointly sell or otherwise dispose of their respective shares of the Products and make such arrangements in connection therewith as they deem mutually advisable, without in any way causing them to be deemed to be in partnership. The proceeds from such joint sales shall be to the account of the Participants in accordance with their Participating Shares or as they may otherwise agree in writing.

12.2 LIENS. Each Participant shall have a lien on the other Participant's share of Products to secure payment of such Participant's proportionate share of Expenditures based on its Participating Interest. If a Participant defaults in making a cash contribution in accordance with the terms of this Agreement, to cure such default in accordance with section 7.8 or to repay a loan to the non-defaulting Participant in accordance with section 7.8, then the non-defaulting Participant may without limitation to its other rights at law, in equity or under this Agreement:

         (a) Elect to treat the default as an immediate and automatic assignment to the non-defaulting Participant of the defaulting Participant's share of the Products and from and after the non-defaulting Participant making such election, the non-defaulting Participant may require the purchaser of the defaulting Participant's share of Products to make payment therefor to the non-defaulting Participant while the default continues; and

         (b) Enforce the lien created by the default in payment by taking possession of all or any part of the defaulting Participant's share of Products and selling the same. The proceeds of the sale shall be firstly applied by the non-defaulting Participant in payment of any Expenditures to be paid by the defaulting Participant and not paid by it and any balance remaining shall be paid to the defaulting Participant after deducting reasonable costs of the sale. Any sale made aforesaid shall be a perpetual bar both at law and in equity against any claims to the Products sold by the defaulting Participant and its assigns and against all other Persons claiming the Products or any part or parcel thereof, sold as aforesaid, from, through or under the defaulting Participant or its assigns.

In the event that the value of such Products so assigned to the non-defaulting Participant or the proceeds thereof are sufficient to cure a default or repay a loan pursuant to the terms of section 7.8, the defaulting Participant shall be deemed to be back in good standing under the terms of this Agreement.

12.3 FAILURE OF PARTICIPANT TO TAKE IN KIND. If after reasonable notice by the Manager, a Participant fails to take in kind its share of Products, the Manager shall have the right, but not the obligation, to purchase the Participant's share of Products for its own account or to sell such share as agent for the Participant on terms and conditions that are not less than the then prevailing fair market value having regard to the quantity, advanced sales and other applicable market conditions. The Manager shall facilitate the sale of Products on behalf of each Participant on such terms as may be agreed in writing. Subject to the terms of any contracts of sale then outstanding, during any period that the Manager is purchasing or selling a Participant's share of production, the Participant may elect by notice to the Manager to take Product in kind. The Manager shall be entitled to deduct from proceeds of any sale by it for the account of a Participant reasonable expenses incurred in such a sale.

13.      WITHDRAWAL AND TERMINATION

13.1 TERMINATION BY EXPIRATION OR AGREEMENT. This Agreement shall terminate as expressly provided in section 13.2 and additionally shall terminate by written agreement of both Participants.

13.2 WITHDRAWAL. A Participant may elect to withdraw as a Participant from this Agreement by giving notice to the other Participant of the effective date of withdrawal, which date shall be the later of the end of the then current Program and Budget or 60 days after the date of the notice. Upon any such withdrawal this Agreement shall terminate and the withdrawing Participant shall be deemed to have transferred to the remaining Participant or those existing at the date of this Agreement, all of its Participating Interest in the Assets and in this Agreement without cost and free and clear of any and all Encumbrances arising by, through or under such withdrawing Participant, except Permitted Encumbrances and those to which both Participants have given their written consent after the date of this Agreement, and subject to the terms and conditions of all leases, permits, licences or other approvals related to the Property. No withdrawal under this section 13.2 shall relieve the withdrawing Participant of its share of liabilities, costs, penalties or fines to
Governmental Authority having jurisdiction or to third Persons (whether such accrues before or after such withdrawal) arising out of Operations conducted prior to such withdrawal. For the purposes of this section 13.2, the withdrawing Participant's proportionate share of such liabilities shall be equal to its Participating Interest at the time that the conduct of Operations giving rise to such liability, cost, penalty or fine occurred.

13.3 CONTINUING OBLIGATIONS. On termination of this Agreement under section 13.1, but subject to section 13.2, the Participants shall each remain liable for continuing obligations hereunder as set out herein until final settlement of all accounts and for any liability whether it accrues before or after termination if it arises out of Operations during the term of the Agreement.

13.4 DISPOSITION OF ASSETS ON TERMINATION. Promptly after termination of the Venture and this Agreement, the Manager shall take all action necessary to wind up the activities of the Venture and all costs and expenses incurred in connection with the termination of the Venture shall be expenses chargeable to the Venture. Any Participant that has a negative capital account balance when the Venture is terminated for any reason shall contribute to the Assets of the Venture an amount sufficient to raise such balance to zero. The Assets shall first be paid, applied or distributed in satisfaction of all liabilities of the Venture to third Persons and then to satisfy any debts, obligations or liabilities owed to the Participants. Before distributing any funds or Assets to Participants the Manager shall have the right to segregate amounts which are necessary to discharge continuing obligations or to purchase for the account of Participants, all required letters of credit, surety bonds or other security for the performance of such obligations as may be required by any Governmental Authority having jurisdiction. The foregoing shall not be construed to include the repayment of any Participant's capital contributions. Thereafter any remaining cash and all other Assets shall be distributed to the Participants in proportion to their respective Participating Interests, first in the ratio and to the extent of their respective capital accounts and then in proportion to their respective Participating Interests subject to any dilution, reduction or termination of such Participating Interests as may have occurred pursuant to the terms of this Agreement. No Participant shall receive a distribution of any interest in Products or proceeds from the sale thereof if such Participant's

Participating Interest therein has been terminated pursuant to this Agreement other than by conversion to a royalty interest in accordance with the terms of this Agreement.

13.5     RIGHT TO DATA AFTER  TERMINATION.  Each withdrawing  Participant  under section 13.2 shall be entitled to all information acquired in the conduct of the Venture prior to such withdrawal and pursuant to any Work Plan of which the withdrawing Participant has duly paid its Proportionate Share of costs and expenses, including copies of maps, data and reports which can be reproduced and which have not theretofore been furnished to such withdrawing Participant, but such withdrawing Participant shall for a period of two years from the date of such withdrawal or the completion of the aforementioned Work Plan, whichever is the later, hold in strict confidence all information acquired by it in the conduct of the Venture.

13.6 CONTINUING AUTHORITY. On termination of the Venture or the deemed withdrawal of a Participant from the Venture or the withdrawal of a Participant pursuant to section 13.2 the Manager shall have the power and authority, subject to control of the Management Committee, if any, to do all things on behalf of the Participants which are reasonably necessary or convenient to: (a) wind up Operations; and (b) complete any transaction and satisfy any obligation, unfinished or unsatisfied at the time of such termination or withdrawal if the transaction or obligation arises out of Operations prior to such termination or withdrawal. The Manager shall have the power and authority to grant or receive extensions of time or change the method of payment of an existing liability or obligation, prosecute and defend actions on behalf of the Participants and the Venture, mortgage Assets and take any other reasonable action in any matter with respect to which the former Participants continue to have or appear or are alleged to have, a common interest or a common liability.

14.      TRANSFER OF INTEREST

14.1 HALO'S RIGHTS TO TRANSFER. Halo may at any time after execution of this Agreement Transfer all of its rights, title and interest in and to the Property and under this Agreement to an Affiliate of Halo or, subject to sections 14.3 and 14.4 below, to a third party, provided Halo provides Goldcorp 30 days notice of such Transfer and provided such Affiliate or third party shall have agreed in writing with Goldcorp to be bound by the terms and conditions of this Agreement and to perform all obligations of Halo hereunder. Notwithstanding such Transfer to an Affiliate by Halo, Halo shall remain at all times liable for the due performance of all covenants and obligations of Halo to be performed hereunder. In the event Halo completes a Transfer to a third party in accordance with the terms of this section 14.1 Halo shall be released from its obligations under this Agreement to the extent such third party has agreed in writing to be bound by and perform the obligations of Halo under this Agreement.

14.2 GOLDCORP'S RIGHT TO TRANSFER. Goldcorp may at any time after execution of this Agreement Transfer all of its rights, title and interest in and to the Property and under this Agreement to an Affiliate of Goldcorp or, subject to sections 14.3 and 14.4 below, to a third party, provided Goldcorp provides Halo 30 days notice to such Transfer and provided such Affiliate or third party shall have agreed in writing with Halo to be bound by the terms and conditions of this Agreement and to perform all obligations of Goldcorp hereunder. Notwithstanding such Transfer by Goldcorp to an Affiliate of Goldcorp, Goldcorp shall remain at all times liable for the due performance of all covenants and obligations of

Goldcorp to be performed hereunder. In the event Goldcorp completes a Transfer to a third party in accordance with the terms of this section 14.2 Goldcorp shall be released from its obligations under this Agreement to the extent such third party has agreed in writing to be bound by and perform the obligations of Goldcorp under this Agreement.

14.3 RIGHT OF FIRST REFUSAL. Neither Participant shall transfer all or any part of its Participating Interest or its interest in this Agreement other than in accordance with this Article 14. If a Participant should desire to transfer to a third party all or part of its Participating Interest and its interest in this Agreement (the "Offered Interest"), it shall first have received an all cash BONA FIDE written offer from an arm's length third party (the "Third Party Offer") which Third Party Offer shall state the price and all other pertinent terms and conditions upon which it wishes to complete the Transfer and the Participant (the "Transferring Participant") shall have delivered a copy of the Third Party Offer to the other Participant (the "Other Participant") together with the Transferring Participant's own offer to sell to the Other Participant on the same terms and conditions (the "Offer"). The Other Participant shall have 30 days from the date the Offer is delivered to it, to notify the Transferring Participant whether it elects to acquire the Offered Interest at the price and on the terms and conditions set forth in the Offer. If the Other Participant does so elect the Transfer shall be consummated promptly after notice of such election is delivered by the Other Participant. If the Other Participant fails to so elect, within the period provided for in this section, the Transferring Participant shall have 90 days following the expiration of such period to consummate the Transfer to a third Person at a price and on terms no less favourable than those offered in the Offer and in accordance with sections 14.1 or 14.2 above, as the case may be, in this section, the right of first refusal herein contained shall be deemed to be revived. Any subsequent proposal to Transfer a Participating Interest and an interest in this Agreement by the Transferring Participant shall be conducted in accordance with the procedures set forth in this section 14.3. If the Transferring Participant transfers the Offered Interest pursuant to this section, it shall be released from all liabilities and obligations under this Agreement provided that the third Person delivers to the Other Participant an agreement in writing covenanting to be bound by this Agreement and the terms hereof in accordance with sections 14.1 or 14.2, as the case may be.

14.4     LIMITATIONS   ON  FREE   TRANSFERABILITY.   The  Transfer  right  of  a
Participant in this Article 14 shall be subject to the following terms and conditions:

         (a) No transferee of all or part of the interest of a Participating Interest or an interest in this Agreement shall have the rights of a Participant unless and until the transferring Participant has provided to the other Participant notice of the Transfer and the transferee, as of the effective date of the Transfer, has committed in writing to be bound by the terms of this Agreement and the terms of the Venture to the same extent as the transferring Participant.

         (b) No Transfer permitted by this Article 14 shall relieve the transferring Participant of its share of any liability, cost, penalty or fine whether accruing before or after such Transfer, which arises out of Operations conducted prior to such Transfer.

         (c) The transferring Participant and the transferee shall bear all tax consequences of the Transfer.

14.5     RESTRICTIONS ON MORTGAGES.

         (a) Other than as set out below neither Party shall mortgage, pledge, charge, hypothecate or otherwise encumber its Participating Interest or any part thereof without the approval of the other Party.

         (b) Notwithstanding the provisions of subparagraph 14.5(a) above, each of the Parties shall be entitled to mortgage, pledge, hypothecate or otherwise encumber its Participating Interest provided that the proceeds of such mortgage, charge, pledge or hypothec are applied by such Party to fund its participation in Programs and Budgets pursuant to this Agreement and then only if the holder of the mortgage, pledge, charge, hypothecation or other encumbrance shall have agreed in writing with the other Participant upon realization of its security to be bound by the provisions of this Agreement, including this Article 14, and shall have agreed in writing with the other Participant to require any purchaser of the Participating Interest from it to be bound by the terms of this Agreement.

15.      ARBITRATION

15.1 BINDING ARBITRATION. Any matter in this Agreement in dispute between the Parties which has not been resolved by the Parties within fifteen (15) days of the delivery of notice by either Party of such dispute shall be referred to binding arbitration. Such referral to binding arbitration shall be to a single arbitrator pursuant to the ARBITRATIONS ACT, 1991 (Ontario) and its successor legislation, which act shall govern such arbitration proceeding in accordance with its terms except to the extent modified by the rules for arbitration set out in Schedule "V". Such arbitrator shall be qualified by education and experience to determine the matter in dispute. The determination of such arbitrator shall be final and binding upon the Parties hereto and the costs of such arbitration shall be as determined by the arbitrator. The Parties covenant that they shall conduct all aspects of such arbitration having regard at all times to expediting the final resolution of such arbitration.

16.      FORCE MAJEURE

16.1 FORCE MAJEURE. Time shall be of the essence of this Agreement, provided however that notwithstanding anything to the contrary contained herein, if either Party should at any time or times during the currency of this Agreement be delayed in or prevented from complying with this Agreement by reason of wars, acts of God, strike, lockouts or other labour disputes, inability to access its place of business or the Property (other than the inability to access the Property because of the seasonality of weather conditions for which a Party has not properly or adequately planned), acts of public insurrection, riots, fire, storm, flood, explosion, government restriction, failure to obtain any approvals required from any Governmental Authority having jurisdiction (but only in the circumstances where the Manager has filed timely and complete applications for approval from such Governmental Authorities having jurisdiction), including environmental protection agencies, interference of persons primarily concerned about environmental issues or native rights groups or other causes whether of the kind enumerated above or otherwise which are not reasonably within the control of the applicable Party, but excluding for greater certainty, unavailability of funds, the period of all such delays resulting from such causes or any of them, shall be excluded in computing the time within which anything required or permitted by the applicable Party to be done, is to be done hereunder, and the time within which anything is to be done hereunder shall be extended by the total period of all such delays. Nothing contained in this Article shall require the applicable Party to settle any labour dispute or to test the constitutionality of any enacted law. In the event that any Party asserts that an event of force majeure has occurred, it shall complete such reasonable actions or cause such reasonable actions to be completed as may be necessary to correct or terminate the alleged event of force majeure and give notice in writing to the other Party specifying the following:

         (a)      the cause and nature of the alleged event of force majeure;

         (b) a summary of the action it or its Agents have taken to the date of such notice to correct the alleged event of force majeure;

         (c) confirmation as to all acts, actions and things done by it or its Agents to terminate the event of force majeure; and

         (d) the reasonably expected duration of the period of force majeure.

Any Party asserting an event of force majeure shall provide ongoing periodic notice in writing to the other Party with respect to such events of force majeure, including the matters set out above, within 15 days of the end of each calendar month during the period of force majeure and shall provide prompt notice in writing to the other Party upon the termination of the event of force majeure.

17.      CONFIDENTIALITY

17.1 CONFIDENTIALITY. All information received by any Party as a result of or in connection with the Assets or this Agreement shall be confidential, shall be treated as confidential and shall not be disclosed to any other Person without the prior written consent of the other Party. Such consent shall not be unreasonably withheld. Where disclosure is required by law or a regulatory authority having jurisdiction, a copy of the information required to be disclosed including, without limitation, any press release, shall be provided to the other Party in advance of its disclosure. The consent required by this
Article 18 shall not apply to a disclosure: (i) to an Affiliate or Agent that has a BONA FIDE need to be informed; and (ii) to any third Person to whom the disclosing Party contemplates a Transfer of all or any part of its interest in or to the Assets and this Agreement. Only such confidential information as such third Person shall have a legitimate business need to know shall be disclosed and such third Person shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Parties are obligated under this Article 17. The provisions of this Article 17 shall continue to apply to any Party which withdraws or which is deemed to have withdrawn from this Agreement. Where disclosure is required in connection with a third Person Transfer, any intended third Person transferee must sign a confidentiality agreement containing provisions similar to this Article 18. No Party shall be liable to the disclosing Person in respect of any interpretations, opinions, findings, conclusions or other non-factual information included by the disclosing Person in any report or other document provided to the other Party whether included by negligence or otherwise. Each disclosing Person shall jointly and severally indemnify and save harmless the other Party from and against all Losses actually incurred by the other Party in respect of the release by the disclosing Person of such non-factual information to third Persons, irrespective of whether such release was consented to by the other Party.

18.      EVENT OF DEFAULT OF PARTICIPANT

18.1 EVENT OF DEFAULT. In the event of an occurrence with respect to any Participant of any one or more of the following:


         (a) if the whole or any material part of the Participating Interest of the Participant shall be the subject of a lien, charge or attachment other than in accordance with the terms of this Agreement and such lien, charge or attachment shall not have been discharged within sixty days thereafter; or

         (b)      It has  committed  an act of  bankruptcy,  is  insolvent,  has proposed a compromising arrangement to its creditors generally, has had any petition for a receiving order in bankruptcy filed against it, has made a voluntary assignment in bankruptcy, has taken any proceedings with respect to a compromise or arrangement, has taken any proceeding to have itself declared bankrupt or wound-up, has taken any proceeding to have a receiver appointed in respect of any part of its assets, has had any encumbrancer take possession of any of its property and has had any execution or distress become enforceable or become levied upon any of its property;

         then:

         (c) if such event occurs, such event shall be a default of such Participant under this Agreement and the other Participant, without prejudice to any other remedy it may have, shall have the right to purchase the Participating Interest of the defaulting Participant in accordance with the following:

                  (i) by giving concurrent written notice of its election to do so to the defaulting Participant and to the Manager (if it is not the defaulting Participant);

                  (ii) the completion of the purchase of the said defaulting Participating Interest shall take place at the time and place, and the defaulting Participant shall perform such acts and execute such documents, as the purchasing Participant may reasonably specify or provide. The purchase price of the aforesaid Participating Interest to the purchasing Participant shall be the fair market value thereof to be determined, within seventy five days of receipt by the defaulting Participant of the notice provided for herein, by an independent appraiser appointed by mutual agreement of the Participant or failing such agreement, by arbitration pursuant to Article 15; and

                  (iii) payment of any purchase price made as aforesaid shall be a perpetual bar both at law and in equity by the defaulting Participant and its successors and assigns against the other Participant, and its successors and assigns.

18.2 ADDITIONAL REMEDIES. In the event of the occurrence with respect to any Participant of any of the events referred to in section 18.1, each non-defaulting Participant, without prejudice to any other remedy it may have, shall have the right to pursue any remedy available at law or in equity, it being acknowledged by each of the Participants that specific performance, injunctive relief (mandatory or otherwise) or other equitable relief may be the only adequate remedy for a default.

19.      NOTICE - GENERAL

19.1 NOTICES. All notices, requests, demands or other communications which by the terms hereof are permitted to be given by either Party to the other shall be given in writing by personal delivery delivered by facsimile transmission, addressed to such other Party or delivered to such other Party as follows:

                  (a)      to Goldcorp at:

                           Bag 2000
                           17 Mine Road
                           Balmertown, Ontario
                           P0V 1C0
                           Attention:  Regional Exploration Manager
                           Fax No.:    807-735-3120

                           and to:

                           3201-130 Adelaide Street West
                           Toronto, Ontario
                           M5H 3P5
                           Attention:  Executive Vice President, Canada and USA
                           Fax No.:    416-363-5950



                  (b)      to Halo at:

                           1305-1090 West Georgia Street
                           Vancouver BC  V6E 3V7
                           Attention:  Marc Cernovitch
                           Fax No.:    604-484-0069

20.      MISCELLANEOUS - GENERAL

20.1 ACTS IN GOOD FAITH. The Parties shall at all times during the currency of this Agreement and after the termination of this Agreement during the period, if any, when the provisions of this Agreement continue to apply, act in good faith with respect to the other Party and shall do or cause to be done all reasonable things within their respective control which may be necessary or desirable to give full effect to the provisions hereof. The following clauses shall survive termination of this Agreement: 3.1, 6.2, 6.4, 7.8, 7.9, 11.3, 13.2, 13.3, 13.4, 13.5, 13.6, 15.1 and 17.1.

20.2 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable shall not affect any other provision and shall be deemed to be severable herefrom.

20.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

20.4 FURTHER ASSURANCES. The Parties shall sign such further and other documents and do such further acts or things as may be reasonably within their control as may be necessary or desirable in order to give full force and effect to this Agreement and every part hereof.

20.5 AMENDMENT. This Agreement may not be amended or modified in any respect except by written instrument signed by the Parties.

20.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof. The execution of this Agreement has not been induced by nor do the Parties rely upon or regard as material, any covenants, representations or warranties whatsoever not incorporated herein and made a part hereof.

20.7 ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the Parties and each of their successors and permitted assigns, but no other Person.

20.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same document.

IN WITNESS WHEREOF the Parties have executed these presents as of the Effective Date.


                                       GOLDCORP INC.



                                       Per:
                                             ----------------------------------
                                       Name:
                                       Title:

                                       HALO RESOURCES LTD.



                                       Per:  /s/ Marc Cernovitch
                                             ----------------------------------
                                       Name:  Marc Cernovitch
                                       Title:  President & CEO

               THIS IS SCHEDULE "I" TO THE JOINT VENUTRE AGREEMENT
                  DATED AS OF ____________,___________ BETWEEN
                     GOLDCORP. INC. AND HALO RESOURCES LTD.

                  UNPATENTED PROPERTYAND SEVENTY-FIVE % CLAIMS

                      (STK = UNPATENTED, LP = LEASE PATENT)

         -----------------------------------------------------------------------
         PROPERTY                     TYPE                  OFFICIAL NO.
         -----------------------------------------------------------------------
                                  UNPATENTED PROPERTY
         -----------------------------------------------------------------------

         Pipestone Bay                STK                      1234170

         Pipestone Bay                STK                      1234140

         Pipestone Bay                STK                      1234141

         Pipestone Bay                STK                      1234142

         Pipestone Bay                STK                      1234143

         Pipestone Bay                STK                      1234144

         Middle Bay                   LP                        40860

         Middle Bay                   LP                        40861

         Middle Bay                   LP                        40862

         Middle Bay                   LP                        40863

         Middle Bay                   LP                        40864

         Middle Bay                   LP                        40865

         Middle Bay                   LP                        46181

         Middle Bay                   LP                        46182

         Middle Bay                   LP                        46183

         Middle Bay                   LP                        46184

         Middle Bay                   LP                        49874

         -----------------------------------------------------------------------
         PROPERTY                     TYPE                  OFFICIAL NO.
         -----------------------------------------------------------------------

         Middle Bay                   LP                        49875

         Middle Bay                   LP                        49897

         Middle Bay                   LP                        49898

         Middle Bay                   LP                        49899

         Middle Bay                   LP                        49900

         Middle Bay                   LP                        49901

         Middle Bay                   LP                        49902

         Middle Bay                   LP                        49903

         Middle Bay                   LP                        49904

         Middle Bay                   LP                        52174

         Middle Bay                   LP                        52175

         Middle Bay                   LP                        53397

         Middle Bay                   LP                        53398

         Middle Bay                   LP                        53399

         Middle Bay                   STK                      870130

         Middle Bay                   STK                      870131

         Middle Bay                   STK                      870132

         Middle Bay                   STK                      1143622

         Middle Bay                   STK                      1143623

         Middle Bay                   STK                      1143624

         Middle Bay                   STK                      1143645

         Middle Bay                   STK                      1143646

         Middle Bay                   STK                      1143647

         -----------------------------------------------------------------------
         PROPERTY                     TYPE                  OFFICIAL NO.
         -----------------------------------------------------------------------

         Middle Bay                   STK                      1184230

         Middle Bay                   STK                      1184316

         Middle Bay                   STK                      1184317

         Middle Bay                   STK                      1185055

         Middle Bay                   STK                      1234022

         Middle Bay                   STK                      1234029

         Middle Bay                   STK                      1234030

         Middle Bay                   STK                      1234039

         Middle Bay                   STK                      1234051

         Middle Bay                   STK                      1234081

         Middle Bay                   STK                      1234082

         Middle Bay                   STK                      1234083

         Middle Bay                   STK                      1234155

         Middle Bay                   STK                      1234156

         Middle Bay                   STK                      1234157

         Middle Bay                   STK                      1248154

         Middle Bay                   STK                      1234259

         Middle Bay                   STK                      1234245

         Middle Bay                   STK                      1234084

         Middle Bay                   STK                      3004674

         Middle Bay                   STK                      3004676

         Middle Bay                   STK                      1247933

         Middle Bay                   STK                      1234401

         -----------------------------------------------------------------------
         PROPERTY                     TYPE                  OFFICIAL NO.
         -----------------------------------------------------------------------

         Middle Bay                    STK                     1234402

         Middle Bay                    STK                     1248171

         Middle Bay                    STK                     1248129

         Middle Bay                    STK                     1248169

                              SEVENTY-FIVE % CLAIMS
         -----------------------------------------------------------------------
         Middle Bay                    LP                      47707

         Middle Bay                    LP                      47708
         -----------------------------------------------------------------------

               THIS IS SCHEDULE "H" TO THE JOINT VENUTRE AGREEMENT
                  DATED AS OF ____________,___________ BETWEEN
                     GOLDCORP. INC. AND HALO RESOURCES LTD.


                               PATENTED PROPERTY

                               LIST OF PROPERTIES


                  -------------------------------------------------------
                  PROPERTY                  TYPE             OFFICIAL NO.
                  -------------------------------------------------------
                  Biron Bay                Patent                11077
                  Biron Bay                Patent                11078
                  Biron Bay                Patent                11079
                  Biron Bay                Patent                11080
                  Biron Bay                Patent                11081
                  Biron Bay                Patent                11082
                  Biron Bay                Patent                11083
                  Biron Bay                Patent                11104
                  Biron Bay                Patent                11105
                  Biron Bay                Patent                11106
                  -------------------------------------------------------

              THIS IS SCHEDULE "III" TO THE JOINT VENUTRE AGREEMENT
                  DATED AS OF ____________,___________ BETWEEN
                     GOLDCORP. INC. AND HALO RESOURCES LTD.


                              ACCOUNTING PROCEDURE

                          SECTION I. GENERAL PROVISIONS

1.       DEFINITIONS

         (a) "Agreement" shall mean the Agreement to which this Accounting Procedure is attached as Schedule "III".

         (b) "Field Office" means any necessary office in each place where Work is being performed on or solely in relation to the Property.

         (c) "Material" shall mean personal property, equipment or supplies acquired or held for use in Operations.

         (d) "section" or "paragraph" followed by a number shall mean and refer to the specified section or paragraph of this schedule.

All other terms defined in the Agreement and used herein shall, unless otherwise defined herein, have the same meaning ascribed thereto in the Agreement.

2.       GENERAL ACCOUNTING RECORDS

The Manager shall maintain detailed and comprehensive cost accounting records in accordance with the requirements of the laws of Canada and in accordance with this Accounting Procedure and Canadian generally accepted accounting principles, including general ledgers, supporting and subsidiary journals, invoices, cheques and other customary documentation sufficient to provide a record of revenues and expenditures and periodic statements of financial position and the results of operations for managerial, tax, regulatory or other financial reporting purposes. Such records shall be retained for the longer of the duration of the period allowed the Participants for audit or the period necessary to comply with tax or other regulatory requirements. The records shall include accounts for each Participant which shall reflect all obligations, advances and credits of the Participants in accordance with their Participating Interests.

3.       REPORTING

The Manager shall  provide,  not later than 30 days after the end of each fiscal
year  financial   statements,   reports  and  other   information   required  by
Participants to complete their accounting procedures.

4.       BANK ACCOUNTS

The Manager shall maintain one or more separate bank accounts for the payment of all expenses and the deposit of all cash receipts in respect of Operations.

5.       CONFLICT WITH AGREEMENT

In the event of a conflict between the provisions of this Accounting Procedure and the provisions of the Agreement, the provisions of the Agreement shall take precedence.

6.       STATEMENTS AND INVOICES

The Manager shall invoice each Participant for its proportionate share of Expenditures in accordance with the terms of the Agreement in respect of a Program in which such Participant has agreed to participate in accordance with the terms of the Agreement. Such invoices will be accompanied by complete and accurate statements reflecting all charges and credits summarized by appropriate classifications indicative of the nature thereof. Expenditures for all tangible and intangible assets and any unusual charges shall be detailed. If the Manager does not request a Participant to pay its share of estimated Expenditures in advance, the Participant shall pay its share of actual Expenditures within twenty (20) days following receipt of a Manager's invoice related thereto.

7.       ADJUSTMENTS

Payments of invoices shall not prejudice the rights of a Participant to protest or question the correctness thereof; provided, however, all invoices and statements rendered to a Participant by the Manager during any fiscal year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of such fiscal year, unless within the said twenty-four (24) month period a Participant takes written exception thereto and makes a claim on the Manager for adjustment. No adjustment favourable to the Manager shall be made unless a claim is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of the Material purchased for Operations.

8.       REVIEW OF ACCOUNTS

         (a) A Participant, upon reasonable notice to the Manager, shall have access and the right, at its sole expense, to audit all records relating to the accounting and Operations hereunder, including any records originating from an Affiliate or other offices of the Manager for any fiscal year of the Venture or portion thereof, within the twenty-four (24) month period following the end of such fiscal year.

         (b) The Manager's verification of contractors' invoices shall not be construed as constituting a bona fide audit of contractors' records of original entry. In the event that an audit of contractors' records of original entry is deemed necessary by the Manager or by a Participant the cost of such audit shall be charged to the account for Operations.

                           SECTION II. DIRECT CHARGES

Subject to limitations hereinafter prescribed, the Manager shall charge the account for Operations for all costs necessary to conduct Operations as follows:

1.       FIELD OFFICE EXPENSE

All costs incurred in maintaining and operating a Field Office for Operations.

2.       RENTALS AND ROYALTIES

All fees, rent and royalties, including the Existing Royalties, paid in respect of mining claims, exploration permits, leases, licences, or other similar grants, forming part of the Property.

3.       LABOUR

         (a) Salaries and wages of all employees, including the Manager's employees, directly engaged on a full time basis in the conduct of the Operations, and a charge for the salaries or wages of employees who are temporarily assigned on a full time basis to and directly employed in the Operations in proportion to the time spent by such employees to provide such services. No costs will be charged to the Venture for salaries and wages that relate to employment other than employment in the Operations.

         (b) A percentage of the salaries and wages chargeable to the account for Operations under paragraph 3(a) of this Section II, to cover the cost of payroll burden for employee benefits including vacations, statutory holidays, sickness and disability benefits, group life insurance, hospitalization, pensions, dental, major medical and other benefit plans of a like nature and for mandatory payments to the local, provincial and federal governments for worker's compensation, unemployment insurance, pension and any other similar charges that any government may impose on the Manager based on salary and wage costs. The percentage will be established based on the Manager's cost experience and the amount charged will be adjusted retroactively on an annual basis to reflect the actual percentage for the previous year when actual costs are determined. No costs shall be charged to the Venture for benefits that relate to employment other than employment directly related to Operations.

         (c) Out of pocket expenses applicable to the Operations of those employees whose salaries and wages are chargeable to the account for Operations under paragraph 3 (a) and (d) of this
                  Section II and for which expenses the employees are reimbursed under the Manager's usual practice (including, without restriction, any relocation expenses necessarily incurred in order to properly staff a Program).

         (d) A charge for the salaries and the wages of the Manager's employees and the employees of the other Participant at the request of the Manager, including corporate office employees and officers and senior management personnel, not involved in Operations on a full time or contractual basis, as follows:

                  (i) during the Exploration phase - the actual costs directly incurred by the Manager for such employees in respect of Work actually performed, provided that in no event shall such costs exceed in aggregate five percent of all other Expenditures directly related to the Property or Work done on the Property and directly incurred or performed by Halo or five percent of the contract price in respect of all other Expenditures directly related to the Property or Work done on the Property performed by any agent, contractor or subcontractor of Halo; and

                  (ii) during the Development and Mining phases - the actual costs directly incurred by the Manager for such employees in respect of Work actually performed, provided that in no event shall such costs exceed two percent of all other Expenditures directly related to the Property or Work done on the Property whether directly incurred or performed by the Manager or performed by any agent, contractor or subcontractor of the Manager.

4.       MATERIAL

All Material purchased or furnished by the Manager for use in Operations. So far as it is reasonably practical and consistent with efficient and economical operation, only such Material shall be purchased for or transferred to the Operations as may be required for immediate use. The accumulation of surplus stocks shall be avoided.

5.       TRANSPORTATION

Reasonable transportation costs of Agents of the Manager (and the Agents of the other Participant as necessary for the conduct of Operations) and Material necessary for the conduct of Operations. Such costs shall include transportation of such Agents' families and their personal effects, household effects, and all other relocation costs incurred in the staffing of the Operations.

6.       SERVICES

         (a) The cost of contract services and utilities procured from outside sources other than services covered by paragraph 8 of this Section II.

         (b) Use and service of equipment and facilities furnished by the Manager as provided in Section III.

7.       DAMAGES AND LOSSES TO ASSETS

All costs or expenses necessary for the repair or replacement of Assets made necessary because of damages or losses resulting from fire, flood, storm, theft, accident, or any other cause.

The Manager shall furnish the other Participant with written notice of damages or losses incurred forthwith after a report thereof has been received by the Manager.

8.       LEGAL EXPENSES

All reasonable costs and expenses of handling, investigating, and settling litigation or claims arising in respect of the Operations, including but not limited to, independent counsel's fees, court costs, costs of investigation or procuring evidence and amounts paid in settlement or satisfaction of any such litigation or claims, provided that no settlement shall be entered into when the amount of such settlement exceeds $50,000.00 without the unanimous approval of the Management Committee as set out in the Agreement.

9.       TAXES

All taxes of every kind and nature assessed or levied upon or in connection with the Operations, which have been paid by or for the benefit of the Venture.

10.      INSURANCE PREMIUMS

Premiums paid for insurance required to be carried in respect of the Operations.

11.      MARKETING COSTS

All costs incurred in the sale of Products including, but not limited to, labour costs, as set out in Section II, paragraph 3 of this Schedule, transportation, insuring sampling, assaying, impurity penalties and marketing fees, including such marketing fees as are contemplated by the Agreement.

12.      OTHER EXPENDITURES

Any other expenditures not covered or dealt with in the foregoing provisions of this Section II and which are reasonably incurred by the Manager for the necessary and proper conduct of the Operations.

                 SECTION III. MATERIAL FURNISHED BY THE MANAGER

1.       PURCHASE

Material and equipment purchased and services procured shall be charged at the price paid by the Manager after deduction of all discounts actually received.

2.       MATERIAL FURNISHED BY THE MANAGER

Material required for Operations shall be purchased for direct charge to the account for Operations whenever practicable, except that the Manager may furnish such Material from the Manager's own stocks under the following conditions:

         (a)      New Material (Condition "A")

                  New Material transferred from the Manager's own warehouse or other properties shall be priced f.o.b. the nearest reputable supply store or railway receiving point, where such Material is available, at current replacement cost of the same kind of Material.

         (b)      Used Material (Conditions "B" and "C")

                  (i) Material which is in sound and serviceable condition and suitable for reuse without reconditioning shall be classed as Condition "B" and priced at seventy-five per cent (75%) of new price.

                  (ii) Material which cannot be classified as Condition "B" but which;

                           after reconditioning will be further serviceable for its original function as good second-hand Material (Condition "B"); or

                           is serviceable for its original function but is substantially not suitable for reconditioning,

                           shall be classified as Condition "C" and priced at fifty per cent (50%) of new price.

                  (iii)    Material  which cannot be classified as Condition "B"
                           or   Condition   "C"  shall  be  priced  at  a  value
                           commensurate with its use.

         (c)      Material Furnished by the Manager when not Readily Available

                  When Material or supplies are not readily available from reputable sources, the Manager may furnish such material from its stock or properties at its nearest available supply and charge the Manager's full cost of same to the account for Operations including, without limitation, purchase price, procurement, warehousing, handling, transportation and all other costs incurred in connection therewith up to the time of delivery to the Property.

         (d)      Material Over $50,000.00

                  The Manager shall obtain two quotes in advance in respect of any Material and equipment purchased, other than New Material, or services procured at a price over $50,000.00 (calculated on an aggregate basis in respect of all Material or services procured in any one transaction) and shall make such quotes available for review to the non-Manager Participant. The non-Manager Participant shall be entitled to appoint a third party evaluator when Used Material over $50,000.00 is furnished by the Manager.

3.       PREMIUM PRICES

Whenever Material is not readily obtainable at the customary supply point or at prices specified in paragraphs 1 and 2 of this Section III because of causes over which the Manager has no control, the Manager may charge the account for Operations for the required Material on the basis of the Manager's direct cost and expense incurred in procuring such Material, in making it suitable for use, and in moving it to the required location, provided, however, that notice in writing is furnished to the Participants of the proposed charge prior to invoicing the Participants for such Material, whereupon the Participants shall have the right, by so electing and notifying the Manager, within fifteen (15) days after receiving such notice from the Manager, to furnish in kind, all or part of its share of such Material which shall be reasonably suitable for use and acceptable to the Manager. Transportation costs on such Material furnished by a Participant, at any point other than at the required location, shall be borne by the Participant. If, a Participant furnishes Material pursuant to the provisions of this paragraph, the Manager shall make appropriate credits therefor to the account of such Participant.

4.       WARRANTY OF MATERIAL FURNISHED BY THE MANAGER

The Manager does not warrant the Material furnished beyond the dealer's or manufacturer's guarantee; and in case of defective Material, credit shall not be passed until adjustment has been received by the Manager from the manufacturers or their agents.

                 SECTION IV. DISPOSAL OF EQUIPMENT AND MATERIAL

1.       DISPOSITION OF SURPLUS MATERIAL

The Manager shall be under no obligation to purchase surplus, new or second-hand Material. The disposition of items with a replacement value in excess of $50,000 of surplus Material shall be subject to the unanimous approval of the Management Committee; provided that the Manager shall dispose of normal accumulations of junk and scrap Material either by transfer or sale from the Property. Proceeds of such sale shall be credited to the account for Operations.

2.       MATERIAL PURCHASED BY THE MANAGER OR A PARTICIPANT

Material purchased by either the Manager or a Participant shall be credited by the Manager to the account for Operations at an amount equal to the reasonable fair market value thereof for the month in which the Material is removed by the purchaser.

3.       SALES TO PARTICIPANTS OR TO THIRD PARTIES

Sales to Participants or third parties of Material from the Operations shall be credited by the Manager to the account for Operations at the net amount collected by the Manager from such purchaser. All sales to Participants or third parties of Material from Operations in excess of $50,000.00 (calculated on an aggregate basis in respect of all Material or services procured in any one transaction) shall require prior unanimous approval of the Management Committee. Any claims by a purchaser for defective Material or otherwise shall be charged back to the account for Operations if and when paid by the Manager.


                             SECTION V. INVENTORIES

1.       INVENTORIES

         (a) At reasonable intervals and, in any event, at least once per fiscal year of the Venture, inventories shall be taken by the Manager, which shall include all such Material as is ordinarily considered controllable by Managers of mining properties and the expense of conducting such periodic inventories shall be charged to the account for Operations. The Manager shall give written notice to the Participants of its intent to take any inventory at least thirty (30) days before such inventory is scheduled to take place. A Participant shall be deemed to have accepted the results of any inventory taken by the Manager if the Participant fails to be represented at such inventory.

         (b) Reconciliation of the inventory with charges to the account for Operations shall be made, and a list of overages and shortages shall be furnished to the Participants within one month after the inventory is taken. Inventory adjustments shall be made by the Manager to the accounting records for overages and shortages, but the Manager shall be held accountable only for shortages due to lack of reasonable diligence.

              THIS IS SCHEDULE "IV" TO THE JOINT VENTURE AGREEMENT
                   DATED AS OF ________________, _____ BETWEEN
                      GOLDCORP INC. AND HALO RESOURCES LTD.



                    1.5% NET SMELTER RETURNS ROYALTY INTEREST

1.       DEFINITIONS

Where used herein:

         (a) "Agreement" means the letter agreement to which this schedule is attached, including any amendments thereto or renewals or extensions thereof.

         (b) "Fiscal Period" means each calendar year or other period of 12 consecutive months adopted by the Venture for accounting purchases.

         (c) "Net Smelter Returns" shall mean the gross proceeds received from the sale or other disposition of ores, metals (metals shall include bullion, precious metals and other than precious metals) or concentrates produced from the Property and sold, less the following expenses if actually incurred:

                  (i) Taxes specifically based on mining production, but excluding any and all taxes (a) based upon the net or gross income of the owner or other operator of the Property and (b) based upon the value of the Property, the privilege of doing business and other similarly based taxes; and

                  (ii) Charges and costs, if any, for sales fees, transportation and insurance of ores, metals (metals shall include bullion, precious metals and other than precious metals) or concentrates produced from the Property to any mint, smelter, or refinery.

                  (iii)    Charges,   costs  (including  assaying  and  sampling
                           costs) and all penalties, if any, charged by a smelter or refiner of ores, metals (metals shall include bullion, precious metals and other than precious metals) or concentrates produced from the Property.

         (d) "Payee" means the party under the Agreement entitled to the payment of the Royalty Interest thereunder.

         (e) "Payor" means the Participant or Participants under the Agreement obligated to make the Royalty Interest payments thereunder.

         (f) "Property" has the meaning ascribed to such definition in the Agreement.

         (g) "Royalty Interest" means the 1.5% Net Smelter Returns which may become payable under the Agreement.

2.       PAYMENT

         (a) The Royalty Interest shall be paid in cash only on a quarterly basis within 45 days after the end of each fiscal quarter in respect of the actual proceeds received in such fiscal quarter.

         (b) Each payment under subsection 2(a) shall be accompanied by a statement indicating the calculation of Net Smelter Returns hereunder. The Payee shall be entitled to audit, during normal business hours, such books and records as are necessary to determine the correctness of the payment of the Royalty Interest, provided however, that such audit shall be made once only on an annual basis and within 12 months of the end of the Fiscal Period in respect of which such audit is made.

         (c) Payment of the Royalty Interest shall be made to the Payee at such place or places as it shall advise the Payor from time to time.

3.       TRANSFER OF THE PROPERTY

No sale, assignment or transfer by the Payor of all or any part of its Participating Interest including all or any part of its right, title and interest in and to the Property, may be completed unless and until the purchaser, assignee or transferee therein and thereof delivers a written agreement with and for the benefit of the Payee, in a form satisfactory to the Payee, acting reasonably, to assume and agree to pay and perform or guarantee all or a pro rata portion of the liabilities and obligations of the Payor under the Agreement in respect of the payment of the Royalty Interest of the Payee and to comply with this covenant in respect of any subsequent sale, transfer or assignment. Such assumption shall not serve to release or discharge the Payor from any of the said liabilities or obligations theretofore accrued with respect to the Royalty Interest of the Payee or portion thereof being transferred, but shall release and discharge a transferring Payor from all of the said liabilities and obligations thereafter accruing with respect to the Royalty Interest of the Payee or portion thereof being transferred.

4.       UNDERPAYMENT

In the event the Payor defaults in payment or is found to have underpaid the Payee in respect of any Royalty Interest payment due hereunder, the Payor shall pay interest on such delinquent payment at a rate equal to the Prime Rate plus two (2%) percent per annum commencing on the date on which such delinquent payment was due and payable and continuing until the Payee receives payment in full of such delinquent payment and all accrued interest thereon. Such delinquent amount and all interest accrued thereon shall be paid with the next quarterly payment. For the purposes of this subsection, the Prime Rate shall be determined as of the date on which such delinquent payment was due.

5.       REGISTRATION

To the extent permitted by applicable law, the Payee shall be entitled to register or record a copy of this Agreement establishing its Royalty Interest, or a notice or memorandum thereof, against title to the Property and to file such agreement or notice or memorandum in the office of any appropriate

Governmental Authority, with the intent of the Parties, including the Payor and the Payee, that such Royalty Interest run with and bind the Property and the title thereto and the interests of any successor owner, mortgagee, lessee, or other encumbrancer thereof or therein.

6.       DISPUTES

Any dispute between the Parties, including between the Payor and the Payee, arising in respect of matters related to the net profits royalty interest of the Payee shall be submitted to and decided by binding arbitration in accordance with the arbitration provisions of the Agreement.

               THIS IS SCHEDULE "V" TO THE JOINT VENTURE AGREEMENT
                   DATED AS OF ________________, _____ BETWEEN
                      GOLDCORP INC. AND HALO RESOURCES LTD.



                              RULES FOR ARBITRATION

The following rules and procedures shall apply with respect to any matter to be arbitrated by the Parties under the terms of the Agreement.

1.       INITIATION OF ARBITRATION PROCEEDINGS

         (a) If any Party to this Agreement wishes to have any matter under this Agreement arbitrated in accordance with the provisions of this Agreement, it shall give notice to the other Party hereto specifying particulars of the matter or matters in dispute and proposing the name of the person it wishes to be the single arbitrator. Within 20 days after receipt of such notice, the other Party to this Agreement shall give notice to the first Party advising whether such Party accepts the arbitrator proposed by the first Party. If such notice is not given within such 20 day period, the other Party shall be deemed to have accepted the arbitrator proposed by the first Party. If the Parties do not agree upon a single arbitrator within such 20 day period such arbitrator shall be chosen in accordance with the ARBITRATION ACT, 1991 (Ontario) (the "Arbitration Act").

         (b) The individual selected as Arbitrator shall be qualified by education and experience to decide the matter in dispute. The Arbitrator shall be at arm's length from both Parties and shall not be a member of the audit or legal firm or firms who advise either Party, nor shall the Arbitrator be a person who is otherwise regularly retained by either of the Parties.

2.       SUBMISSION OF WRITTEN STATEMENTS

         (a) Within 20 days of the appointment of the Arbitrator, the Party initiating the arbitration (the "Claimant") shall send the other Party (the "Respondent") a statement of claim setting out in sufficient detail the facts and any contentions of law on which it relies, and the relief that it claims.

         (b) Within 15 days of the receipt of the statement of claim, the Respondent shall send the Claimant a statement of defence stating in sufficient detail which of the facts and contentions of law in the statement of claim it admits or denies, on what grounds, and on what other facts and contentions of law he relies.

         (c) Within 10 days of receipt of the statement of defence, the Claimant may send the Respondent a statement of reply.

         (d) All statements of claim, defence and reply shall be accompanied by copies (or, if they are especially voluminous, lists) of all essential documents on which the Party concerned relies and which have not previously been submitted by any Party, and (where practicable) by any relevant samples.

         (e) After submission of all the statements, the Arbitrator will give directions for the further conduct of the arbitration.

3.       MEETINGS AND HEARINGS

         (a) The arbitration shall take place in the City of Toronto, Ontario, or in such other place as the Claimant and the Respondent shall agree upon in writing. The arbitration shall be conducted in English unless otherwise agreed by such Parties and the Arbitrator. Subject to any adjournments which the Arbitrator allows, the final hearing will be continued on successive working days until it is concluded.

         (b) All meetings and hearings will be in private unless the Parties otherwise agree.

         (c) Any Party may be represented at any meetings or hearings by legal counsel.

         (d) Each Party may examine, cross-examine and re-examine all witnesses at the arbitration.

4.       THE DECISION

         (a) The Arbitrator will make a decision in writing and, unless the Parties otherwise agree, will set out reasons for decision in the decision.

         (b) The Arbitrator will send the decision to the Parties as soon as practicable after the conclusion of the final hearing, but in any event no later than 30 days thereafter, unless that time period is extended for a fixed period by the Arbitrator on written notice to each Party because of illness or other cause beyond the Arbitrator's control.

         (c)      The decision shall determine and award costs.

         (d) The decision shall be final and binding on the Parties and shall not be subject to any appeal or review procedure provided that the Arbitrator has followed the rules provided herein in good faith and has proceeded in accordance with the principles of natural justice. In the event either Party initiates any court proceeding in respect of the decision of the Arbitrator or the matter arbitrated, such Party, if unsuccessful in the court proceeding, shall pay the other Party's costs on a solicitor/client basis, all reasonable expenses incurred by such other Party and related to such court proceeding.

5.       JURISDICTION AND POWERS OF THE ARBITRATOR

         (a) By submitting to arbitration under these Rules, the Parties shall be taken to have conferred on the Arbitrator the following jurisdiction and powers, to be exercised at the Arbitrator's discretion subject only to these Rules and the relevant law with the object of ensuring the just, expeditious, economical and final determination of the dispute referred to arbitration.

         (b) Without limiting the jurisdiction of the Arbitrator at law, the Parties agree that the Arbitrator shall have jurisdiction to:

                  (i)      determine   any   question  of  law  arising  in  the
                           arbitration;

                  (ii)     determine   any  question  as  to  the   Arbitrator's
                           jurisdiction;

                  (iii) determine any question of good faith, dishonesty or fraud arising in the dispute;

                  (iv) order any Party to furnish further details of that Party's case, in fact or in law;

                  (v) proceed in the arbitration notwithstanding the failure or refusal of any Party to comply with these Rules or with the Arbitrator's orders or directions, or to attend any meeting or hearing, but only after giving that Party written notice that the Arbitrator intends to do so;

                  (vi) receive and take into account such written or oral evidence tendered by the Parties as the Arbitrator determines is relevant, whether or not strictly admissible in law;

                  (vii)    make one or more interim awards;

                  (viii) hold meetings and hearings, and make a decision (including a final decision) in Toronto, Ontario or elsewhere with the concurrence of the Parties thereto;

                  (ix) order the Parties to produce to the Arbitrator, and to each other for inspection, and to supply copies of, any documents or other evidence or classes of documents in their possession or power which the Arbitrator determines to be relevant; and

                  (x) make interim orders to secure all or part of any amount in dispute in the arbitration.